                                                                     EXHIBIT 2.1


================================================================================



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                    between:


                              QUOKKA SPORTS, INC.,
                             a Delaware corporation


                                       and


                               TOTAL SPORTS, INC.,
                             a Delaware corporation


                           ---------------------------

                            Dated as of July 20, 2000

                           ---------------------------




================================================================================

                                TABLE OF CONTENTS


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
SECTION 1      DESCRIPTION OF TRANSACTION....................................................1

        1.1    Merger of the Company into Parent.............................................1

        1.2    Effect of the Merger..........................................................1

        1.3    Closing; Effective Time.......................................................2

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers...............2

        1.5    Conversion of Shares..........................................................2

        1.6    Closing of the Company's Transfer Books.......................................3

        1.7    Exchange of Certificates......................................................3

        1.8    Escrow........................................................................5

        1.9    Lockup........................................................................5

        1.10   Closing Balance Sheet; Merger Consideration Adjustment........................6

        1.11   Dissenting Shares.............................................................8

        1.12   Tax Consequences..............................................................8

        1.13   Accounting Treatment..........................................................8

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................9

        2.1    Subsidiaries; Due Organization; Etc...........................................9

        2.2    Certificate of Incorporation and Bylaws; Records..............................9

        2.3    Capitalization, Etc..........................................................10

        2.4    Financial Statements.........................................................11

        2.5    Absence of Changes...........................................................12

        2.6    Title to Assets..............................................................14

        2.7    Receivables; Customers; Inventories..........................................14

        2.8    Real Property; Equipment; Leasehold..........................................14

        2.9    Proprietary Assets...........................................................15

        2.10   Contracts....................................................................18

        2.11   Liabilities..................................................................20

        2.12   Compliance with Legal Requirements...........................................20

        2.13   Governmental Authorizations..................................................21

        2.14   Tax Matters..................................................................21

        2.15   Employee and Labor Matters; Benefit Plans....................................22

        2.16   Environmental Matters........................................................25

        2.17   Insurance....................................................................25

        2.18   Related Party Transactions...................................................26
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                               TABLE OF CONTENTS
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
        2.19   Legal Proceedings; Orders....................................................26

        2.20   Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of
               Agreement....................................................................27

        2.21   Section 203 of the DGCL Not Applicable.......................................27

        2.22   No Existing Discussions......................................................27

        2.23   Vote Required................................................................27

        2.24   Non-Contravention; Consents..................................................28

        2.25   Full Disclosure..............................................................29

SECTION 3      REPRESENTATIONS AND WARRANTIES OF PARENT.....................................29

        3.1    Due Organization; Subsidiaries; Etc..........................................29

        3.2    SEC Filings; Financial Statements............................................29

        3.3    Authority; Binding Nature of Agreement.......................................30

        3.4    Vote Required................................................................31

        3.5    Valid Issuance...............................................................31

        3.6    Capitalization...............................................................31

        3.7    Absence of Changes...........................................................31

        3.8    Liabilities..................................................................32

        3.9    Compliance with Legal Requirements...........................................32

        3.10   Tax Matters..................................................................32

        3.11   Environmental Matters........................................................32

        3.12   Legal Proceedings; Orders....................................................33

        3.13   Non-Contravention; Consents..................................................33

        3.14   Board Approval...............................................................34

        3.15   No Brokers...................................................................34

        3.16   Section 203 of the DGCL Not Applicable.......................................34

        3.17   Governmental Authorizations..................................................35

        3.18   Employee and Labor Matters; Benefit Plans....................................35

SECTION 4      CERTAIN COVENANTS OF THE COMPANY AND PARENT..................................35

        4.1    Access and Investigation.....................................................35

        4.2    Operation of the Company's Business..........................................36

        4.3    No Solicitation..............................................................39

        4.4    Operation of Parent's Business...............................................40

SECTION 5      ADDITIONAL COVENANTS OF THE PARTIES..........................................40
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                               TABLE OF CONTENTS

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
        5.1    Form S-4 Registration Statement; Joint Proxy Statement/Prospectus; Form
               S-3 Registration Statement...................................................40

        5.2    Company Stockholders' Meeting................................................42

        5.3    Parent Stockholders' Meeting.................................................43

        5.4    Regulatory Approvals.........................................................43

        5.5    Stock Options and Warrants...................................................44

        5.6    Employee Benefits............................................................46

        5.7    Directors' and Officers' Indemnification and Insurance.......................46

        5.8    Provision of Information.....................................................47

        5.9    Additional Agreements........................................................48

        5.10   Disclosure...................................................................48

        5.11   Listing......................................................................48

        5.12   Tax Matters..................................................................48

        5.13   Letters of the Company's Accountants.........................................49

        5.14   Resignation of Officers and Directors........................................49

        5.15   Election of Director.........................................................49

        5.16   Termination of Obligations Under Certain Agreements..........................49

SECTION 6      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT................................50

        6.1    Accuracy of Representations..................................................50

        6.2    Performance of Covenants.....................................................50

        6.3    Effectiveness of Form S-4 Registration Statement.............................50

        6.4    Stockholder Approval.........................................................51

        6.5    Consents.....................................................................51

        6.6    Documents....................................................................51

        6.7    Employees....................................................................51

        6.8    No Material Adverse Effect...................................................51

        6.9    HSR Act......................................................................52

        6.10   Listing......................................................................52

        6.11   No Restraints................................................................52

SECTION 7      CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY............................52

        7.1    Accuracy of Representations..................................................52

        7.2    Performance of Covenants.....................................................52

        7.3    Effectiveness of Registration Statements.....................................52
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                                      iii.
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                               TABLE OF CONTENTS

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
        7.4    Stockholder Approval.........................................................53

        7.5    Documents....................................................................53

        7.6    No Material Adverse Effect...................................................53

        7.7    HSR Act......................................................................53

        7.8    Listing......................................................................53

        7.9    No Restraints................................................................53

        7.10   Election of Director.........................................................53

        7.11   Financing....................................................................53

SECTION 8.     TERMINATION..................................................................54

        8.1    Termination..................................................................54

        8.2    Effect of Termination........................................................55

        8.3    Expenses; Termination Fees...................................................56

SECTION 9      INDEMNIFICATION, ETC.........................................................56

        9.1    Survival of Representations, Etc.............................................56

        9.2    Indemnification and Escrow...................................................57

        9.3    Deductible Amount............................................................57

        9.4    Satisfaction of Indemnification Claim; Limitation of Liability...............57

        9.5    [Intentionally Omitted]......................................................58

        9.6    Defense of Third-Party Claims................................................58

        9.7    Tax Contests.................................................................59

        9.8    Exercise of Remedies by Indemnitees Other Than Parent........................59

SECTION 10     MISCELLANEOUS PROVISIONS.....................................................59

        10.1   Designated Company Agent.....................................................59

        10.2   Amendment....................................................................60

        10.3   Waiver.......................................................................60

        10.4   Entire Agreement; Counterparts...............................................60

        10.5   Applicable Law; Jurisdiction.................................................60

        10.6   Company Disclosure Schedule..................................................61

        10.7   Attorneys' Fees..............................................................61

        10.8   Assignability; Third-Party Beneficiaries.....................................61

        10.9   Notices......................................................................62

        10.10  Severability.................................................................62

        10.11  Construction.................................................................63


                                      iv.

                                    EXHIBITS


A       Definitions
B       Allocation of Merger Consideration
C       Closing Balance Sheet Principles
D       Form of opinion of Wyrick Robbins Yates & Ponton LLP
E       Form of opinion of Cooley Godward LLP
F       Form of Escrow Agreement








                                       v.

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 20, 2000, by and among QUOKKA SPORTS, INC., a Delaware corporation ("Parent"), and TOTAL SPORTS, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

        A. Parent and the Company intend to effect a merger of the Company into Parent in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Parent will be the surviving corporation, and the Company will cease to exist.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be treated as a "purchase."

        C. The respective boards of directors of Parent and the Company have approved this Agreement and approved the Merger.

        D. In order to induce Parent to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are executing voting agreements (the "Company Stockholder Voting Agreements"). In order to induce the Company to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement, certain stockholders of Parent are executing voting agreements (the "Parent Stockholder Voting Agreements").

        E. In order to induce Parent to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain employees of the Company are entering into new or amended Employment and Non-Competition Agreements.

                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

        1.1 MERGER OF THE COMPANY INTO PARENT. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company will be merged with and into Parent, the separate existence of the Company will cease and Parent will be the surviving corporation in the Merger.

        1.2 EFFECT OF THE MERGER. The Merger will have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California, at 10:00 a.m. on a date to be mutually agreed between Parent and the Company (the "Closing Date"), which date will be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL will be duly executed by the Company and concurrently with or as soon as practicable following the Closing delivered to the Secretary of State of the State of Delaware for filing. The Merger will become effective upon the filing of such certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time").

        1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. As of the Effective Time:

               (a) the certificate of incorporation of the surviving corporation in the Merger will be the certificate of incorporation of Parent as in effect immediately prior to the Effective Time;

               (b) the Bylaws of the surviving corporation in the Merger will be the Bylaws of Parent as in effect immediately prior to the Effective Time; and

               (c) the directors and officers of the surviving corporation in the Merger will be the respective individuals who are directors and officers of Parent immediately prior to the Effective Time.

        1.5 CONVERSION OF SHARES.

               (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, the Company or any stockholder of the
Company:

                      (i) any shares of Company Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company's treasury) will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;

                      (ii) any shares of Company Stock then held by Parent will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and

                      (iii) except as provided in clauses (i) and (ii) above and subject to Sections 1.5(b), 1.5(c) and 1.5(d), the holder of a share of each class and series of Company Stock then outstanding (other than Dissenting Shares, as defined in Section 1.11) will be entitled to receive the percentage interest in the Merger Consideration Shares (a portion of which will be represented by Escrow Shares) set forth with respect to such class or series of Company Stock on Exhibit B.

With respect to each class and series of Company Stock, the number of shares or fraction of a share of Parent Common Stock specified in Section 1.5(a)(iii) (as such fraction may be adjusted


                                       2.

in accordance with this Section 1.5(b)) is referred to as the "Exchange Ratio" applicable to such class or series of Company Stock.

               (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio applicable to each class and series of Company Stock will be appropriately adjusted.

               (c) If any shares of Company Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company will take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

               (d) No fractional shares of Parent Common Stock will be issued in connection with the Merger, and no certificates or scrip for any such fractional shares will be issued. Any holder of Company Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) will, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market on the date the Merger becomes effective.

        1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Stock outstanding immediately prior to the Effective Time will automatically be canceled and retired and will cease to exist, and all holders of certificates representing shares of Company Stock that were outstanding immediately prior to the Effective Time will cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company will be closed with respect to all shares of Company Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Stock will be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to Parent, such Company Stock Certificate will be canceled and will be exchanged as provided in Section 1.7.

        1.7 EXCHANGE OF CERTIFICATES.

               (a) On or prior to the Closing Date, Parent will select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). On or prior to the


                                       3.

Effective Time, Parent will deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

               (b) As soon as reasonably practicable after the Effective Time, Parent will deliver or cause to be delivered to Gary Stevenson a certificate representing the Stevenson Compensation Shares (other than the portion representing Escrow Shares) and cause the Exchange Agent to mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates will be effected, and risk of loss and title to Company Stock Certificates will pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5, taking into account the Escrow Shares, as defined below (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered will be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate will be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock, taking into account the Escrow Shares (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1. If any Company Stock Certificate has been lost, stolen or destroyed, Parent may, in its discretion and as a condition to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent or Parent with respect to such Company Stock Certificate.

               (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder will be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

               (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Closing Date will be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 will thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of


                                       4.

fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

               (e) Each of the Exchange Agent and Parent will be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

               (f) Parent will not be liable to any holder or former holder of Company Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

        1.8 ESCROW. Parent will deposit 1,500,000 shares of the Merger Consideration Shares with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement. Each holder of a Company Stock Certificate and Gary Stevenson (each an "Escrow Stockholder") will be deemed, without any act of such Escrow Stockholder, to have received and deposited with the Escrow Agent pursuant to the Escrow Agreement a number of Merger Consideration Shares representing such Escrow Stockholder's proportionate interest in the Escrow Shares ("Escrow Percentage"). Each Escrow Stockholder's Escrow Percentage will be determined based on (a) the number of Merger Consideration Shares issuable hereunder with respect to all Company Stock Certificates held by such Escrow Stockholder (together, in the case of Gary Stevenson, with the Stevenson Compensation Shares) divided by (b) the sum of (i) the aggregate number of Merger Consideration Shares issuable hereunder with respect to all Company Stock Certificates held by all Escrow Stockholders and
(ii) the Stevenson Compensation Shares. The Escrow Shares will be represented by a certificate registered in the name of the nominee of the Escrow Agent (with each Escrow Stockholder being the beneficial owner of such Escrow Stockholder's Escrow Percentage). To the extent that any dividend or distribution, or other transaction, with respect to the Escrow Shares results in a liability for Tax, such Tax liability will be that of the Escrow Stockholders (in proportion to each Escrow Stockholder's proportionate interest in the Escrow Shares), and not of Parent or the Company. Any and all voting rights with respect to the Escrow Shares will be exercisable by the Escrow Stockholders or their authorized agent as of the Effective Time. Parent, the Company and the Escrow Stockholders hereby agree and acknowledge that the Escrow Shares will be treated as transferred to and owned by the Escrow Stockholders as of the Effective Time and at all times thereafter for all Tax purposes.

        1.9 LOCKUP. Notwithstanding Parent's agreement to register the shares of Parent Common Stock to be issued in the Merger as provided in Sections 5.1 and 5.5, prior to the expiration of one year after the Closing Date, no share of Parent Common Stock issued in the Merger (including shares of Parent Common Stock received upon exercise of Company Warrants assumed or replaced as provided in Section 5.5) may be sold, transferred, hypothecated, pledged, made the subject of an equity swap or similar agreement or otherwise transferred (collectively, a "Disposition") without the prior written consent of Parent, except as provided in this Section 1.9.


                                       5.

The persons receiving Parent Common Stock in the Merger (including the Stevenson Compensation Shares) may effect Dispositions as follows: (a) up to an aggregate of 10% of the shares of Parent Common Stock received by such persons in the Merger (excluding Escrow Shares) at any time after the Closing Date; (b) up to a cumulative aggregate of 22% of such shares at any time after the expiration of 90 days after the Closing Date; (c) up to a cumulative aggregate of 47% of such shares at any time after the expiration of 180 days after the Closing Date; and
(d) up to a cumulative aggregate of 72% of such shares at any time after the expiration of 270 days after the Closing Date. Within these totals, Gary Stevenson may effect Dispositions of the Stevenson Compensation Shares as follows: (a) up to an aggregate of 60% of the Stevenson Compensation Shares (excluding Escrow Shares) at any time after the Closing Date; (b) up to a cumulative aggregate of 65% of such shares at any time after the expiration of 90 days after the Closing Date; (c) up to a cumulative aggregate of 75% of such shares at any time after the expiration of 180 days after the Closing Date; and
(d) up to a cumulative aggregate of 85% of such shares at any time after the expiration of 270 days after the Closing Date. The maximum number of Stevenson Compensation Shares that are permitted to be disposed of in each period will reduce the aggregate number of other Merger Consideration Shares that are permitted to be disposed of in that period, so that the total of the two equals the maximum aggregate number of Merger Consideration Shares specified above for that period. Each person receiving shares of Parent Common Stock in the Merger (other than the Stevenson Compensation Shares) will be entitled to effect Dispositions of such person's pro rata share of the maximum total number of shares (other than the Stevenson Compensation Shares) available to be disposed of during each period. Promptly after the Closing Date, Parent will determine in good faith and advise the persons who received Parent Common Stock in the Merger of the maximum number or percentage of such shares that may be disposed of in each of the above-described periods. Parent, in its sole discretion, may legend the certificates representing such shares of Parent Common Stock to give effect to this Section 1.9 and place stop transfer instructions with Parent's stock transfer agent to enforce this Section 1.9.

        1.10 CLOSING BALANCE SHEET; MERGER CONSIDERATION ADJUSTMENT.

               (a) As soon as practicable, and in any event within 45 days, after the Closing, Parent will prepare in good faith, and will cause Parent's independent auditors to audit, the consolidated balance sheet of the Company as of the close of business on the Closing Date (the "Closing Balance Sheet") and a calculation of the amount, if any, by which the Company's Net Deficit (as defined in Exhibit C) reflected on the Closing Balance Sheet is greater than:

                      (i) $11,274,730 if the Closing Date is on or prior to September 30, 2000;

                      (ii) $11,424,730 if the Closing Date is after September 30, 2000 and on or before October 15, 2000;

                      (iii) $11,574,730 if the Closing Date is after October 15, 2000 and on or before October 31, 2000;

                      (iv) $11,724,730 if the Closing Date is after October 31, 2000 and on or before November 15, 2000; or


                                       6.

                      (v) $11,874,730 if the Closing Date is after November 15, 2000

(the "Merger Consideration Adjustment"). The Closing Balance Sheet will be prepared in accordance with the principles set forth in Exhibit C. Promptly after their preparation and review, Parent will deliver copies of the Closing Balance Sheet and the calculation of the Merger Consideration Adjustment to the Designated Company Agent. For a period of 45 days thereafter, Parent will allow the Designated Company Agent and his or her professional advisors, at reasonable times and on reasonable advance notice, to review, copy and make extracts from the source documents and work papers relied upon by Parent and its professional advisors in preparing the Closing Balance Sheet. If the Designated Company Agent has not given Parent notice of any objection to the Closing Balance Sheet or the calculation of the Merger Consideration Adjustment (which notice must contain a statement of the basis of the Designated Company Agent's objection and the Designated Company Agent's calculation of the Merger Consideration Adjustment) within 45 days after their delivery to the Designated Company Agent, then the Closing Date Balance Sheet and calculation of the Merger Consideration Adjustment in the forms delivered to the Designated Company Agent will be deemed final upon the expiration of such 45-day period.

               (b) If the Designated Company Agent provides notice of an objection in accordance with Section 1.10(a), then the issues in dispute and determination of the Merger Consideration Adjustment will be resolved in accordance with this Section 1.10(b). First, Parent and the Designated Company Agent will diligently attempt in good faith to resolve the issues and agree on the amount of the Merger Consideration Adjustment. If Parent and the Designated Company Agent are unable to resolve all of the issues within 45 days after Parent's receipt of the Designated Company Agent's objection, then Parent and the Designated Company Agent will submit the unresolved issues in dispute and the determination of the Merger Consideration Adjustment to Arthur Andersen LLP, independent auditors (the "Independent Auditors"), for final resolution. If issues in dispute are submitted to the Independent Auditors for resolution, then: (i) each party will furnish to the Independent Auditors such work papers and other documents and information relating to the disputed issues as the Independent Auditors may request and as are available to that party and will be afforded the opportunity to present to the Independent Auditors any material relating to the determination and to discuss the determination with the Independent Auditors; (ii) the determination by the Independent Auditors of the Merger Consideration Adjustment, as set forth in a written notice setting forth such determination delivered to Parent and the Designated Company Agent by the Independent Auditors (which will be requested within 30 days after the submission to them of the issues in dispute), will be final, conclusive and binding on the parties effective upon the delivery of such notice; and (iii) Parent will bear the fees and costs of the Independent Auditors in making such determination, subject to Parent's right to recover from the Escrow Fund: (x) 100% of such fees and costs if the final Merger Consideration Adjustment is closer to the Merger Consideration Adjustment as calculated by Parent than it is to the average of that number and the Merger Consideration Adjustment as calculated by the Designated Company Agent; (y) none of such fees and costs if the final Merger Consideration Adjustment is closer to the Merger Consideration Adjustment as calculated by the Designated Company Agent than it is to the average of that number and the Merger Consideration Adjustment as calculated by Parent; and (z) 50% of such fees and costs in all other cases.


                                       7.

               (c) At any time after a determination that the Merger Consideration Adjustment is other than zero becomes final, Parent may deliver to the Escrow Agent a copy, certified by Parent to be a true copy, of the final determination thereof, whereupon the Merger Consideration Adjustment as so delivered will represent an accepted claim under the Escrow Agreement.

        1.11 DISSENTING SHARES.

               (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Stock who (i) has the right under applicable law to demand dissenter's or appraisal rights for such shares, (ii) has demanded and perfected such rights under applicable law and (iii) as of the Effective Time, has not effectively withdrawn or lost such rights ("Dissenting Shares"), will not be converted into Parent Common Stock pursuant to Section 1.5, but the holder thereof will only be entitled to such rights as are granted by applicable law.

               (b) Notwithstanding the foregoing, if any holder of shares of Company Stock who has the right under applicable law to demand and who does demand appraisal of such shares under applicable law effectively withdraws or loses (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares will automatically be converted into and represent only Parent Common Stock in accordance with Section 1.5.

               (c) The Company will give Parent (i) prompt written notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served on the Company pursuant to applicable law and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under applicable law. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

        1.12 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.13 ACCOUNTING TREATMENT. For financial reporting purposes, the Merger is intended to be treated as a "purchase."



                                       8.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent as follows:

        2.1 SUBSIDIARIES; DUE ORGANIZATION; ETC.

               (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or obligations of, any general partnership, limited partnership or other Entity.

               (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Contracts by which it is bound.

               (c) Set forth in Part 2.1(c) of the Company Disclosure Schedule is a list of each jurisdiction where each of the Acquired Corporations is qualified to do business. Except as set forth in Part 2.1(c) of the Company Disclosure Schedule or as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations, each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

        2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (i) the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto, other than the Company Charter Amendment; (ii) the stock records of the Company; and (iii) except as set forth in Part 2.2 of the Company Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in all material respects in such minutes or other records. There has not been any material violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records and


                                       9.

minute books of the Company are accurate, up-to-date and complete in all material respects and have been maintained in accordance with prudent business practices.

        2.3 CAPITALIZATION, ETC.

               (a) As of the date of this Agreement, the authorized capital stock of the Company consists of: (i) 20,000,000 shares of Common Stock, of which 2,891,546 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 7,500,000 shares of Company Preferred Stock, of which 761,903 are undesignated Preferred Stock (none of which are outstanding), 125,000 are designated Series A Redeemable Preferred Stock, par value $10.00 per share, 518,841 are designated Series B Convertible Preferred Stock, par value $4.492 per share, 1,418,200 are designated Series C Convertible Preferred Stock, par value $.001 per share, 630,756 are designated Series C1 Convertible Preferred Stock, par value $.001 per share, 2,230,260 are designated Series D Convertible Preferred Stock, par value $.001 per share, 1,003,617 are designated Series D1 Convertible Preferred Stock, par value $.001 per share, and 811,423 are designated Series E Convertible Preferred Stock, par value $.001 per share, of the Company. 125,000, 445,263, 1,418,200, 630,756, 2,140,873, 0, and 811,423
shares of Series A Redeemable Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C1 Convertible Preferred Stock, Series D Convertible Preferred Stock, Series D1 Convertible Preferred Stock and Series E Convertible Preferred Stock, respectively, have been issued and are outstanding as of the date of this Agreement. Part 2.3(a) of the Company Disclosure Schedule sets forth the number of shares of Company Common Stock into which each outstanding share of each series the Company Preferred Stock (other than undesignated Company Preferred Stock) is convertible as of the date of this Agreement. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Stock is entitled or subject to any preemptive right, right of participation, right to maintain interest or any similar right; (ii) none of the outstanding shares of Company Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Stock.

               (b) As of the date of this Agreement, 3,200,000 shares of undesignated Company Preferred Stock (which will be designated pursuant to the Company Charter Amendment) and 1,185,000 shares of Company Common Stock are reserved for future issuance pursuant to Company Options. Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the class, series and number of shares of Company Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, and the extent to which


                                      10.

such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has ever granted stock options, and the forms of all stock option agreements evidencing such options.

               (c) Except for the Company Warrants and as set forth in Part 2.3(c) of the Company Disclosure Schedule, as of the date of this Agreement there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that could reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

               (d) All outstanding capital stock, options and other securities of the Acquired Corporations have been issued and granted in compliance, in all material respects, with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

               (e) All of the outstanding shares of capital stock of the corporations identified in Part 2.1(a) of the Company Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

        2.4 FINANCIAL STATEMENTS.

               (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                      (i) the audited consolidated balance sheets of the Acquired Corporations as of December 31, 1999 and 1998 and the related audited statements of operations, statements of stockholders' equity and statements of cash flows of the Acquired Corporations for the years then ended, together with the notes thereto and the report and opinion of Deloitte & Touche LLP relating thereto; and

                      (ii) the unaudited consolidated balance sheet of the Acquired Corporations as of May 31, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Acquired Corporations for the five months then ended.

               (b) The Company Financial Statements are accurate and complete in all material respects and present fairly, in all material respects, the financial positions of the Acquired


                                      11.

        Corporations as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Acquired Corporations for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since December 31, 1999 (the "Audited Balance Sheet Date"):

               (a) there has not arisen any event, condition, fact or circumstance that, considered together with all other events, conditions, facts and circumstances, is deemed to have a Material Adverse Effect on the Acquired Corporations;

               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, the assets of any of the Acquired Corporations taken as a whole (whether or not covered by insurance);

               (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, except for the cancellation of Company Options or Company Warrants without payment of any consideration by the Company;

               (d) except in connection with the Bridge Financing, none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options or Company Warrants), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified and described in Part 2.3(b) or Part 2.3(c) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) the Company has not amended or waived any of its material rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

               (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, except for the Company Charter Amendment;

               (g) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;


                                      12.

               (h) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the Audited Balance Sheet Date exceeds $100,000 in the aggregate;

               (i) none of the Acquired Corporations has: (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10), except for the Company Charter Amendment and the Bridge Financing; or (ii) amended or terminated, or waived any right or remedy under, any Material Contract;

               (j) none of the Acquired Corporations has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except, in the case of clauses (i) through (iii), for immaterial rights or other immaterial assets acquired, leased, licensed, waived, relinquished or disposed of in the ordinary course of business and consistent with past practices;

               (k) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Liens and pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

               (l) none of the Acquired Corporations has (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $50,000 in the aggregate;

               (m) none of the Acquired Corporations has (i) adopted, established or entered into any Employee Plan (as defined in Section 2.15), (ii) caused or permitted any Employee Plan to be amended in any material respect,
(iii) paid any bonus (other than bonuses not exceeding $20,000 in the aggregate to any individual employee) or made any profit-sharing or similar payment to any of its directors, officers or employees or consultants, or (iv) except in the ordinary course of business and consistent with past practices, increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any of its directors, officers or employees or consultants or hired any new employees or consultants at the level of director or above;

               (n) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect, except as required by generally accepted accounting principles;

               (o) none of the Acquired Corporations has made any material Tax election;

               (p) through the date of this Agreement, none of the Acquired Corporations has commenced or settled any Legal Proceeding;


                                      13.

               (q) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

               (r) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices except for the Company Charter Amendment and the Bridge Financing; and

               (s) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

        2.6 TITLE TO ASSETS. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited Interim Balance Sheet (except for the disposition of the Offline Publishing Assets described in Part 2.6(a) of the Company Disclosure Schedule and inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. Except as described in Part 2.6(a) of the Company Disclosure Schedule, all of such assets are owned by the Acquired Corporations free and clear of any Encumbrances other than Permitted Liens.

        2.7 RECEIVABLES; CUSTOMERS; INVENTORIES.

               (a) Part 2.7(a) of the Company Disclosure Schedule provides complete and accurate information with respect to each account maintained by or for the benefit of the Acquired Corporations at any bank or other financial institution.

               (b) Part 2.7(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Acquired Corporations as of June 28, 2000. Except as set forth in Part 2.7(b) of the Company Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Audited Balance Sheet Date, and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, and (ii), as of the date of this Agreement and subject to the allowance for doubtful accounts reflected on the Unaudited Interim Balance Sheet, are current and believed by the Company to be collectible.

               (c) Part 2.7(c) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor, other than routine travel advances made to employees in the ordinary course of business.

               (d) Part 2.7(d) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $750,000 of the consolidated gross revenues of the


                                      14.

Acquired Corporations in fiscal year 1999, or (ii) more than $750,000 of the consolidated gross revenues of the Acquired Corporations in the four months ended April 30, 2000.

        2.8 REAL PROPERTY; EQUIPMENT; LEASEHOLD. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are in good and safe condition and repair (ordinary wear and tear for items of comparable age and usage excepted) and are in all material respects and in the aggregate adequate for the conduct of the business of the Acquired Corporations substantially in the manner in which such business is currently being conducted. Except as set forth in Part 2.8 of the Company Disclosure Schedule, none of the Acquired Corporations own any real property or any interest in real property.
Part 2.8 of the Company Disclosure Schedule contains an accurate and complete list of all the Acquired Corporations' real property leases.

        2.9 PROPRIETARY ASSETS.

               (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Acquired Corporations that are material to the business of the Acquired Corporations. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $40,000 per year with respect to, each Proprietary Asset that is licensed or otherwise made available to the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to the Acquired Corporations under any third-party software license generally available to the public or that was at the time the license was entered into available on substantially similar terms to companies that are similarly situated), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Assets purported to be owned by the Acquired Corporations, free and clear of all Encumbrances other than Permitted Liens. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets required to be identified in Part 2.9(a)(iii) of the Company Disclosure Schedule subject to the terms of any applicable Contracts. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Acquired Corporation Contract (with the exception of end-user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

               (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value


                                      15.

would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Company Disclosure Schedule, (i) each current or former employee of any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is in substance the same as the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent, and (ii) each current and former consultant or independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is in substance the same as the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any material Acquired Corporation Proprietary Asset.

               (c) Except as set forth in Part 2.9(c) of the Company Disclosure
Schedule: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products, systems, software, computer programs, source code, models, algorithms, formula, compounds, inventions, designs, technology, proprietary rights or intangible assets that is or has been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (iv) none of the Acquired Corporations has received any written or, to the Company's Knowledge, unwritten notice or other communication regarding any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (v) to the Company's Knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset; and (vi) none of the Acquired Corporation Proprietary Assets infringe upon the rights of privacy or rights of publicity of any Person.

               (d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business substantially in the manner in which such business is being conducted. Except as set forth in Part 2.9(d) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or
(ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (e) Except as set forth in Part 2.9(e)(i) of the Company Disclosure Schedule, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source


                                      16.

or Object Code, except for disclosure or delivery to employees or independent contractors who have signed agreements that are in substance the same as the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source or Object Code or the release from any escrow of any other Acquired Corporation Proprietary Asset, except for disclosure or delivery to employees or independent contractors who have signed agreements that are in substance the same as the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent. Part 2.9(e)(ii) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company has deposited or is required to deposit with an escrow holder or any other Person of any Acquired Corporation Source or Object Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Acquired Corporation Source or Object Code or the release from any escrow of any other Acquired Corporation Proprietary Asset.

               (f) Except as set forth in Part 2.9(f)(i) of the Company Disclosure Schedule, each computer, computer program and other item of software that is owned by any of the Acquired Corporations and, to the Company's Knowledge, each computer, computer program and other item of software that is used by any of the Acquired Corporations for its internal business operations (in each case whether installed on a computer or on any other piece of equipment, including firmware), is Year 2000 Compliant. To the Company's Knowledge, except as set forth in Part 2.9(f)(ii) of the Company Disclosure Schedule, each computer program and other item of software that has been designed, developed, sold, licensed or otherwise made available to any Person by any of the Acquired Corporations is Year 2000 Compliant. For purposes of this
Section 2.9, a computer, computer program or other item of software is deemed to be "Year 2000 Compliant" if, except for such deviations from the following as do not adversely affect its functioning in any material respect: (i) the functions, calculations and other computing processes of such computer, program or software perform in a consistent and correct manner without interruption regardless of the date on which such functions, calculations or other processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000; (ii) such computer, program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) such computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner;
(iv) such computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) such computer, program or software determines leap years by the following standard:
(A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00; but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

               (g) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person contains any material "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware


                                      17.

components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

               (h) Except as set forth in Part 2.9(h) of the Company Disclosure
Schedule: (i) each Acquired Corporation Proprietary Asset conforms in all material respects with any written specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Acquired Corporation Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any written specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the Company's Knowledge, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Acquired Corporation Proprietary Assets.

        2.10 CONTRACTS.

               (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." (For purposes of this Agreement, each of the following will be deemed to constitute a "Material Contract":

                      (i) any Contract (A) relating to the employment of, or the performance of services by, any employee, consultant, or independent contractor, (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee, director, consultant or independent contractor or
(C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $25,000 to any current or former employee or director, consultant or independent contractor;

                      (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any material Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public at a cost of less than $10,000, or (B) any Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

                      (iii) any Contract that provides for indemnification of any officer, director, employee or agent;

                      (iv) any Contract imposing any material restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any


                                      18.

other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                      (v) except with respect to the Bridge Financing, any Contract (other than Contracts evidencing Company Options) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities,
(B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                      (vi) any Contract incorporating or relating to any material guaranty, indemnity (other than for breach by an Acquired Corporation of its own contractual obligations) or similar obligation;

                      (vii)  any Contract relating to any currency hedging;

                      (viii) any Contract containing "standstill" or similar provisions;

                      (ix) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or
(B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

                      (x) except with respect to the Bridge Financing, any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                      (xi) except with respect to the Bridge Financing, any Contract that involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 and may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

                      (xii) except with respect to the Bridge Financing, any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate, other than purchase orders issued in the ordinary course of business;

                      (xiii) any Contract that could reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations, or to consummate any of the transactions contemplated by, this Agreement;

                      (xiv) any Contract (A) creating or involving any agency relationship, distribution arrangement or franchise relationship, or (B) creating or relating to any partnership or joint venture or any sharing of profits or losses; and


                                      19.

                      (xv) except with respect to the Bridge Financing, any other Contract entered into outside the ordinary course of business.

The Company has delivered to Parent an accurate and complete copy of each Acquired Corporation Contract that constitutes a Material Contract, including all amendments thereto.

               (b) Each Acquired Corporation Contract that constitutes a Material Contract is valid and in full force and effect and is enforceable against the Company and, to the Company's Knowledge, each other party thereto in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (c) Except as set forth in Part 2.10(c) of the Company Disclosure
Schedule: (i) none of the Acquired Corporations has, in any material respect, violated or breached, or committed any default under, any Material Contract (except for violations, breaches and defaults that have been fully cured within applicable cure periods or affirmatively waived by the other party to the affected Acquired Corporation Contract), and, to the Company's Knowledge, no other Person has, in any material respect, violated or breached, or committed any default under, any Material Contract (except for violations, breaches and defaults that have been fully cured within applicable cure periods or affirmatively waived by the Company), (ii) to the Company's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to, (A) result in a violation or breach, in any material respect, of any of the provisions of any Material Contract, (B) give any Person the right to declare a material default or exercise any material remedy in respect of a default under any Material Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract,
(D) give any Person the right to accelerate the maturity or performance of any Material Contract, (E) result in the disclosure, release or delivery of any Acquired Corporation Source or Object Code, or (F) give any Person the right to cancel, terminate or modify any Material Contract, (iii) since the Audited Balance Sheet Date, none of the Acquired Corporations has received any written or, to the Company's Knowledge, unwritten notice or other communication regarding any actual or possible material violation or breach of, or material default under, any Material Contract; and (iv) none of the Acquired Corporations has waived any of its material rights under any Material Contract.

               (d) The Contracts identified in Part 2.10 of the Company Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business substantially in the manner in which its business is currently being conducted.

        2.11 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured that would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, whether due or to become due, and that could reasonably be expected to have a Material Adverse Effect on the Company, except for: (a) liabilities identified as such in the Unaudited Interim Balance Sheet; (b) accounts payable and other liabilities that have been incurred by the Company since May 31, 2000 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under Material Contracts; (d) other liabilities identified in the Company


                                      20.

Disclosure Schedule; and (e) liabilities arising under any agreement entered into to effect the Bridge Financing.

        2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations, each of the Acquired Corporations has complied in all material respects with all applicable Legal Requirements. Except as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations, since the Audited Balance Sheet Date, none of the Acquired Corporations has received any written or, to the Company's Knowledge, unwritten notice or other communication from any Governmental Body or other Person alleging any violation of, or failure to comply with, any Legal Requirement.

        2.13 GOVERNMENTAL AUTHORIZATIONS.

               (a) Except as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations, the Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses substantially in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect and have been identified in Part 2.13(a) of the Company Disclosure Schedule. The Company has delivered to Parent complete and accurate copies of all such Governmental Authorizations. Each Acquired Corporation is in substantial compliance with the terms and requirements of such Governmental Authorizations. Since the Audited Balance Sheet Date, none of the Acquired Corporations has received any written or, to the Company's Knowledge, unwritten notice or other communication from any Governmental Body alleging (a) any violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. Except as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations, no Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any of its products or services.

               (b) Part 2.13(b) of the Company Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body. Each of the Acquired Corporations is in full compliance with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.13(b) of the Company Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify, any grant, incentive or subsidy identified or required to be identified in Part 2.13(b) of the Company Disclosure Schedule.

        2.14   TAX MATTERS.

               (a) Each of the material Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been


                                      21.

or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, complete and correct in all material respects. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of the Acquired Corporation Returns previously filed.

               (b) The Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through May 31, 2000 in accordance with generally accepted accounting principles.

               (c) No Acquired Corporation Return has ever been examined or audited by any Governmental Body or other Person. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

               (d) No claim or Legal Proceeding asserting an actual or potential Tax liability is pending or, to the Company's Knowledge, has been overtly threatened against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no material liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision under state or foreign Tax laws).

               (e) Except as set forth in Part 2.14(e) of the Company Disclosure Schedule, none of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision of state or foreign Tax laws). Notwithstanding the foregoing, the parties have agreed that the non-deductibility of any payment by reason of Section 280G or Section 162 of the Code (or any comparable provision of state or foreign Tax laws) would not in any event (i) constitute Damages, or otherwise give rise to any claim by Parent against the Company or the Escrow Fund, under this Agreement, or (ii) be taken into account in determining whether the condition set forth in Section 6.1 has been satisfied.


                                      22.

        2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

               (a) Part 2.15(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "Employee Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations. Part 2.15(a) of the Company Disclosure Schedule also identifies each Legal Requirement pursuant to which any of the Acquired Corporations is required to establish any reserve or make any contribution for the benefit of any current or former employee located in any jurisdiction outside of the United States.

               (b) Part 2.15(a) of the Company Disclosure Schedule includes any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of employees or former employees of any of the Acquired Corporations (a "Pension Plan").

               (c) Part 2.15(a) of the Company Disclosure Schedule includes any employee welfare benefit plan (as defined in Section 3(1) of ERISA or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employees or directors of any of the Acquired Corporations (a "Welfare Plan").

               (d) With respect to each Employee Plan, the Company has delivered to Parent: (i) an accurate and complete copy of such Employee Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Employee Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Employee Plan, (iv) if such Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all material Contracts relating to such Employee Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record-keeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Employee Plan (if such Employee Plan is intended to be qualified under Section 401(a) of the Code).

               (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, except for the Acquired Corporations. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of


                                      23.

Section 414(m) of the Code. None of the Employee Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

               (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the Acquired Corporations.

               (g) No Employee Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code).

               (h) With respect to any Employee Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.15(h) of the Company Disclosure Schedule describes all obligations of the Acquired Corporations as of the date of this Agreement under any of the provisions of COBRA.

               (i) Each of the Employee Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements. The Acquired Corporations have performed, in all material respects, all of their respective obligations under the Employee Plans.

               (j) Each of the Employee Plans intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and nothing has occurred that would adversely affect such determination.

               (k) Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Employee Plan), or materially increase the benefits payable or provided under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits. Without limiting the generality of the foregoing (and except as set forth in Part 2.15(k) of the Company Disclosure Schedule), the consummation of the Merger will not result in the acceleration of vesting of any unvested Company Options.

               (l) Part 2.15(l) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them


                                      24.

(including compensation payable pursuant to bonus, deferred compensation or commission arrangements but excluding Company Options), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. Except as set forth in Part 2.15(l) of the Company Disclosure Schedule, all of the employees of the Acquired Corporations are "at will" employees.

               (m) Part 2.15(m) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who, as of the date of this Agreement, is not fully available to perform work because of long-term disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

               (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters, except as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations.

               (o) The Acquired Corporations, taken as a whole, have good labor relations. To the Company's Knowledge, there are no facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Acquired Corporations taken as a whole, or (ii) as of the date of this Agreement, any of the employees of any of the Acquired Corporations identified in Part 2.15(o) of the Company Disclosure Schedule intends to terminate his or her employment with the Acquired Corporation with which such employee is employed.

        2.16 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations (i) is in compliance in all material respects with all applicable Environmental Laws and
(ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof in all material respects. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance in all material respects with any Environmental Law, and, to the Company's Knowledge, there are no circumstances that could reasonably be expected to prevent or interfere with the Acquired Corporations' future compliance in all material respects with any existing Environmental Law. To the Company's Knowledge, (a) all property that is leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (b) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take


                                      25.

"removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

        2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Acquired Corporations and identifies any material claims thereunder that have been made within two years prior to the date of this Agreement or have not been fully adjusted. The Company has delivered to Parent accurate and complete copies of the insurance policies and self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Since the Audited Balance Sheet Date, none of the Acquired Corporations has received any notice or other communication regarding any actual or overtly threatened (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.18 RELATED PARTY TRANSACTIONS.. Except as set forth in Part 2.18 of the Company Disclosure Schedule and except with respect to the Bridge Financing:
(a) no Related Party has, and no Related Party has had at any time since the Audited Balance Sheet Date, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has been at any time since the Audited Balance Sheet Date, indebted to the Company; (c) since the Audited Balance Sheet Date, no Related Party has entered into, or has had any direct or indirect financial interest in (other than through de minimis stock ownership in public companies), any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has competed at any time since the Audited Balance Sheet Date, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options, warrants of the Company and rights to receive compensation for services performed as an employee of the Company).

        2.19 LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 2.19(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and, to the Company's Knowledge, no Person has overtly threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or any Person whose liability has or may have been retained or assumed, in any manner, by any of the Acquired Corporations; or
(ii) that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Company's Knowledge, except as set forth in Part 2.19(a) of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding, except for any such Legal Proceeding that will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations.


                                      26.

               (b) As of the date of this Agreement, except as set forth in Part 2.19(b) of the Company Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against any Acquired Corporation.

               (c) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Company's Knowledge, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that relates to the Acquired Corporations' businesses or to any assets owned or used by the Acquired Corporations. To the Company's Knowledge, no officer or other employee of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

        2.20 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has full corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, (c) unanimously recommended the adoption of this Agreement by the holders of Company Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No takeover statute or similar Legal Requirement of the State of North Carolina applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

        2.21 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date hereof and at all times on or prior to the Effective Time, the board of directors and stockholders of the Company have taken and will take all actions within their power so that the restrictions applicable to business combinations contained in
Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement.

        2.22 NO EXISTING DISCUSSIONS. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

        2.23 VOTE REQUIRED. The only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement (the "Required Company Stockholder Vote")


                                      27.

is as follows: (a) under the DGCL and the Company's certificate of incorporation, the affirmative vote of the holders of a majority of the shares of Company Stock (excluding the Series A Convertible Preferred Stock and the Series E Convertible Preferred Stock) outstanding on the record date for the Company Stockholders' Meeting; and (b) under Contracts of the Company: (i) the affirmative vote of the holders of a majority of the shares of Company's Series A Convertible Preferred Stock outstanding on the record date for the Company Stockholders' Meeting; (ii) the affirmative vote of the holders of 80% of the shares of Company's Series B Convertible Preferred Stock outstanding on the record date for the Company Stockholders' Meeting; (iii) the affirmative vote of the holders of 80% of the shares of Company's Series C Convertible Preferred Stock and C-1 Convertible Preferred Stock outstanding on the record date for the Company Stockholders' Meeting, voting together as a single class; and (iv) the consent required pursuant to Section 1 of the Consent Agreement referred to in paragraph (10) of Part 6.5 of the Company Disclosure Schedule. Based on the shares of Company Stock outstanding as of the date of this Agreement, if all of the Persons that have executed and delivered to Parent the Company Stockholder Voting Agreements vote the shares of Company Stock shown as being owned by them in such agreements in the manner required by such agreements, the Required Company Stockholder Vote will be achieved.

        2.24 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance by the Company of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

               (b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject, except as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations;

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations, except as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations;

               (d) except as disclosed in Part 2.24(a) of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that constitutes a Material Contract, or require the consent of any party to any such Acquired Corporation Contract, or give any Person the right to (i) declare a default or exercise any material remedy in respect of a default under any such Acquired Corporation Contract, (ii) obtain a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or


                                      28.

performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such Acquired Corporation Contract;

               (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for Permitted Liens), except as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations; or

               (f) result in, or increase the likelihood of, the disclosure or delivery to any escrow holder or other Person of the Acquired Corporation Source or Object Code, or the transfer of any material asset of any of the Acquired Corporations to any Person, except as will not at any time be deemed to have a Material Adverse Effect on the Acquired Corporations.

Except as set forth in Part 2.24(b) of the Company Disclosure Schedule, none of the Acquired Corporations is or will be required to make any material filing with or give any material notice to, or to obtain any material Consent from, any Governmental Body in connection with (x) the execution, delivery or performance by the Company of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement.

        2.25 FULL DISCLOSURE.

               (a) This Agreement (including the Company Disclosure Schedule) does not (i) contain any representation or warranty of the Company that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations and warranties of the Company contained herein (in the light of the circumstances under which such representations and warranties were made) not false or misleading.

               (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement or the Form S-3 Registration Statement will, at the time the Form S-4 Registration Statement or the Form S-3 Registration Statement, as applicable, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to the Company as follows:


                                      29.

        3.1 DUE ORGANIZATION; SUBSIDIARIES; ETC. Each of Parent and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (or, in the case Subsidiaries such other jurisdiction(s) in which they may be incorporated) and has all necessary power and authority to: (a) conduct its business in the manner in which its business is currently being conducted; (b) own and use its assets in the manner in which its assets are currently owned and used; and (c) perform its obligations under all Contracts by which it is bound. Each of Parent and each of its Subsidiaries is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

        3.2 SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Parent has filed with the SEC all documents that it is required to have filed with the SEC since July 27, 1999. Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since July 27, 1999 (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):
(i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, the Parent SEC Documents, considered in the aggregate together with this Agreement (including the Parent Disclosure Schedule) and disregarding any statements therein that have been amended, corrected or superseded by statements contained in later-filed Parent SEC Documents, do not contain any untrue statement by Parent of a material fact or omit to state a material fact required to be stated therein by Parent or necessary in order to make the statements therein by Parent, in the light of the circumstances under which they were made, not misleading.

               (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

               (c) None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Form S-4 Registration Statement or the Form S-3 Registration Statement will, at the time the Form S-4 Registration Statement or the Form S-3 Registration Statement, as applicable, becomes effective under the Securities Act, contain any


                                      30.

untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        3.3 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent has full corporate power and authority to perform its obligations under this Agreement and the execution, delivery and performance by Parent of this Agreement (including without limitation performance of its obligations under Section 5.2) has been duly authorized by all necessary action on the part of the board of directors of Parent. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.4 VOTE REQUIRED. The only vote of Parent's stockholders required to approve the Merger and the issuance of Parent Common Stock in the Merger is the affirmative vote of the holders of a majority of the shares of Parent Common Stock outstanding on the record date for the Parent Stockholders' Meeting (the "Required Parent Stockholder Vote"). Based on the number of shares of Parent Common Stock outstanding as of the date of this Agreement, if all of the Persons that have executed and delivered to the Company the Parent Stockholder Voting Agreements vote the shares of Parent Common Stock shown as being owned by them in such agreements in the manner required by such agreements, the Required Parent Stockholder Vote will be achieved.

        3.5 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

        3.6 CAPITALIZATION.

               (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 110,000,000 shares of Parent Common Stock and 10,000,000 shares of Preferred Stock, par value $.0001 per share. As of July 5, 2000, approximately 46,300,000 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of preferred stock of Parent are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

               (b) Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or in Part 3.6 of the Parent Disclosure Schedule, there is no (i) outstanding subscription, option , call, warrant or right (whether or not currently exercisable) to acquire any


                                      31.

shares of the capital stock or other securities Parent or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any of its Subsidiaries; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

               (c) All of the outstanding shares of capital stock of Parent's Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and, except to the extent otherwise disclosed in the Parent SEC Documents filed prior to the date of this Agreement or in Part 3.6 of the Parent Disclosure Schedule, are owned beneficially and of record by Parent or its Subsidiaries, free and clear of any Encumbrances other than Permitted Liens.

               (d) The copies of Parents' certificate of incorporation and bylaws previously made available to the Company are true and correct.

        3.7 ABSENCE OF CHANGES. Since December 31, 1999, except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or in Part
3.7 of the Parent Disclosure Schedule: (a) there has not arisen any event, condition, fact or circumstance that, considered together with all other events, conditions, facts and circumstances, is deemed to have a Material Adverse Effect on Parent; (b) Parent and its Subsidiaries have conducted their business in the ordinary course consistent with past practice; and (c) Parent has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities (except for repurchases of Parent Common Stock from former employees or consultants pursuant to contractual rights to do so) or (iii) changed any of its methods of accounting or accounting practices in any material respect except as required by generally accepted accounting principles.

        3.8 LIABILITIES. Parent and its Subsidiaries have no accrued, contingent or other liabilities of any nature, either matured or unmatured, that would be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, whether due or to become due, and that could reasonably be expected to have a Material Adverse Effect on Parent, except for: (a) liabilities identified as such in the Parent SEC Documents filed prior to the date of this Agreement; (b) accounts payable and other liabilities that have been incurred by Parent since December 31, 1999 in the ordinary course of business and consistent with Parent's past practices; (c) liabilities under material Contracts of Parent or its Subsidiaries; and (d) liabilities described in Part 3.8 of the Parent Disclosure Schedule.

        3.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as disclosed in the Parent SEC Documents: (a) Parent and its Subsidiaries have complied with all applicable Legal Requirements, except where the failure to comply will not at any time be deemed to have a Material Adverse Effect on Parent; and (b) since December 31, 1999, none of Parent or its Subsidiaries has received any written notice from any Governmental Body alleging any violation of, or failure to comply with, any Legal Requirement, except where the failure to comply will not at any time be deemed to have a Material Adverse Effect on Parent.


                                      32.

        3.10 TAX MATTERS. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement:

               (a) Each of the material Tax Returns required to be filed by or on behalf of Parent or any of its Subsidiaries with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) has been, or will be, filed on or before the applicable due date (including any extensions of such due date), and (ii) was, or will be, when filed complete and correct in all material respects. All amounts shown on the Parent Returns to be due on or before the Closing Date have been, or will be, paid on or before the Closing Date. All material Taxes payable by or with respect to Parent and its Subsidiaries but not reflected on any Tax Return required to have been filed prior to the date of the most recent balance sheet included in Parent's Form 10-Q have been fully paid or adequate provision therefor has been made and reflected on such balance sheet.

               (b) No Parent Return has ever been examined or audited by any Governmental Body or other Person. No extension or waiver of the limitation period applicable to any of the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent or any of its Subsidiaries.

        3.11 ENVIRONMENTAL MATTERS. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement: (a) Parent and its Subsidiaries (i) are in compliance in all material respects with all applicable Environmental Laws and (ii) possess all permits and other Governmental Authorizations required under applicable Environmental Laws and are in compliance with the terms and conditions thereof; (b) Parent and its Subsidiaries have not received any written notice, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of them is not in compliance in all material respects with any Environmental Law; (c) Parent and its Subsidiaries have never sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (1) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (2) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (3) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

        3.12 LEGAL PROCEEDINGS; ORDERS.

               (a) Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or in Part 3.12 of the Parent Disclosure Schedule, there is no pending Legal Proceeding, and (to Parent's knowledge) no Person has overtly threatened to commence any Legal Proceeding: (i) except as would not reasonably be expected to have a Material Adverse Effect on Parent, that involves Parent or its Subsidiaries or any of the assets owned or used by any of them; or any Person whose liability has or may have been retained or assumed, in any manner, by any of them or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.


                                      33.

               (b) Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement: (i) there is no order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries, or any of the assets owned or used by any of them, is subject; (ii) to Parent's knowledge, no officer or key employee of Parent or its Subsidiaries is subject to any order, writ, injunction, judgment or decree that relates to Parent's or its Subsidiaries' businesses or to any assets owned or used by Parent or its Subsidiaries; (iii) to Parent's knowledge, no officer or other employee of Parent or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's or its Subsidiaries' businesses (except, in the case of any order, writ, injunction, judgment or decree entered after the date of this Agreement, as would not reasonably be expected to have a Material Adverse Effect on Parent).

        3.13 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by Parent, nor (2) the consummation by Parent of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's or its Subsidiaries' certificates of incorporation or bylaws, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or any of its Subsidiaries;

               (b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries, or any of the assets owned or used by any of them, is subject;

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or any of its Subsidiaries;

               (d) except as disclosed in Part 3.13 of the Parent Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract of Parent or any of its Subsidiaries; or

               (e) except as disclosed in Part 3.13 of the Parent Disclosure Schedule, result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or any of its Subsidiaries;

except, in the case of each of paragraphs (b) through (e) above, as will not at any time be deemed to have a Material Adverse Effect on Parent.

Except as required by the HSR Act or in connection with the Form S-4 Registration Statement, Parent is not and will not be required to make any material filing with or give any material notice to, or to obtain any material Consent from, any Governmental Body in connection with (x) the execution and delivery or performance by Parent of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Merger or any of other


                                      34.

transactions contemplated by this Agreement.

        3.14 BOARD APPROVAL. The Board of Directors of Parent, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Parent Board Approval"), has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of Parent and its stockholders and declared the Merger to be advisable; (b) approved this Agreement and the Merger; and (c) recommended that the stockholders of Parent adopt this Agreement and directed that such matter be submitted for consideration by Parent's stockholders at the Parent Stockholders Meeting.

        3.15 NO BROKERS. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except as set forth in Part 3.15 of the Parent Disclosure Schedule. Any fees, commissions or other payments arising out of the items set forth in Part 3.15 of the Parent Disclosure Schedule will be borne by Parent.

        3.16 SECTION 203 OF THE DGCL NOT APPLICABLE. The board of directors of Parent approved this Agreement, the other agreements referred to in this Agreement, the Merger and the other transactions contemplated by this Agreement on July 14, 2000. At all times on or prior to the Effective Time, the board of directors of Parent will take all actions within its power so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement.

        3.17 GOVERNMENTAL AUTHORIZATIONS. Parent and its Subsidiaries hold all Governmental Authorizations necessary to enable them to conduct their respective businesses substantially in the manner in which such businesses are currently being conducted, except where the failure to have a Governmental Authorization will not at any time be deemed to have a Material Adverse Effect on Parent. Parent and each of its Subsidiaries is in substantial compliance with the terms and requirements of such Governmental Authorizations.

        3.18 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS. All salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "Parent Employee Plans") sponsored, maintained, contributed to or required to be contributed to by Parent or any of its Subsidiaries for the benefit of any current or former employee of any of them has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements. Parent and each of its Subsidiaries have performed, in all material respects, all of their respective obligations under the Parent Employee Plans.


                                      35.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND PARENT

        4.1 ACCESS AND INVESTIGATION.

               (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company will, and will cause the respective Representatives of the Acquired Corporations to: (i) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company will promptly provide Parent with copies of: (A) all material operating and financial reports prepared by the Acquired Corporations for the Company's senior management, including (1) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (2) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management; (B) any written materials or communications sent by or on behalf of the Company to its stockholders; (C) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (D) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other transactions contemplated by this Agreement; and (E) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

               (b) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), Parent will, and will cause the respective Representatives of Parent to: (i) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (ii) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request.

        4.2 OPERATION OF THE COMPANY'S BUSINESS.

               (a) During the Pre-Closing Period: (i) the Company will ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and consistent


                                      36.

with past practices; (ii) the Company will use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company will cause to be provided all notices, assurances and support required by any Acquired Corporation Contract relating to any Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs that could reasonably be expected to result in or increase the likelihood of, (1) any transfer or disclosure by any Acquired Corporation of any Acquired Corporation Source or Object Code, or (2) a release from any escrow of any Acquired Corporation Source or Object Code that has been deposited or is required to be deposited in escrow under the terms of such Acquired Corporation Contract; (iv) the Company will promptly notify Parent of (1) any written or, to the Company's Knowledge, unwritten notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (2) any Legal Proceeding commenced or, to the Company's Knowledge, overtly threatened against, relating to or involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement;
(v) the Company will (to the extent reasonably requested by Parent) cause its officers to report to Parent concerning the status of the Company's business. Notwithstanding anything to the contrary in this Agreement, the Company will be permitted to, and the Company will not be deemed to have been the subject of a Material Adverse Effect or to have breached any representation, warranty, covenant or agreement contained herein, if the Company shall: (i) obtain interim financing through the sale and issuance of securities constituting, or that as of the Effective Time will constitute, Company Stock; (ii) discontinue or dispose of the Offline Publishing Business; (iii) take necessary actions, including seeking and obtaining the approval of its stockholders, to effect the Company Charter Amendment; and (iv) pay bonuses to its employees to the extent such bonuses do not exceed an aggregate of $20,000 to any individual employee during the Pre-Closing Period. In addition, notwithstanding anything to the contrary in this Agreement, the Company will not be deemed to have been the subject of a Material Adverse Effect, or to have breached any representation, warranty, covenant or agreement contained herein, if National Broadcasting Company, Inc. ("NBC") exercises its right to discontinue Promotion under paragraph 2 of the Letter Agreement Re: NBC Sports/Total Sports Joint Venture dated November 11, 1999 between the Company and NBC Sports, a division of NBC. The Bridge Financing may be structured so that the closing of such financing is conditioned upon the satisfaction (or waiver) of all conditions to the Merger hereunder and/or so that such financing is consummated at the Closing hereunder but immediately prior to the Effective Time, and, in connection therewith, Parent will cooperate with the Company as reasonably requested by the Company, it being acknowledged that the Company will need to prepare an offering memorandum which contains or incorporates by reference information prepared for the Joint Proxy Statement/Prospectus and the Form S-4 Registration Statement.

               (b) During the Pre-Closing Period, except as expressly permitted by Section 4.2(a), the Company will not (without the prior written consent of Parent), and will not permit any of the other Acquired Corporations to:


                                      37.

                      (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for the cancellation of Company Options or Company Warrants without payment of any consideration by the Company;

                      (ii) sell, issue, grant or authorize the issuance or grant of (1) any capital stock or other security, (2) any option, call, warrant or right to acquire any capital stock or other security, or (3) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may (A) issue Company Stock upon the valid conversion of convertible securities outstanding as of the date of this Agreement, (B) issue Company Stock upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement, and (C) grant options under its 2000 Stock Plan as described in Part 4.2(b)(ii) of the Company Disclosure Schedule;

                      (iii) amend or waive any of its material rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                      (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

                      (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                      (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $200,000 in the aggregate);

                      (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

                      (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any right that is material to the Acquired Corporations, taken as a whole;

                      (ix) lend money to any Person, or incur or guarantee any indebtedness make routine borrowings in the ordinary course of business;


                                      38.

                      (x) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company (A) may make routine, reasonable salary increases in connection with the Company's customary employee review process, and (B) may pay customary bonus payments and profit sharing payments consistent with past practices payable in accordance with existing bonus and profit sharing plans referred to in Part 2.15(a) of the Company Disclosure Schedule);

                      (xi) hire any new employee at the level of director or above or with an annual base salary in excess of $100,000, promote any employee except in order to fill a position vacated after the date of this Agreement, or engage any consultant or independent contractor for a period that is not terminable by the Company (without penalty) within 30 days;

                      (xii) change, in any material respect that is adverse to the Acquired Corporations, any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices;

                      (xiii) make any material Tax election;

                      (xiv) settle any Legal Proceeding on terms that would impose any obligation on Parent after the Effective Time without first advising and consulting with Parent;

                      (xv) take any other material action outside the ordinary course of business;

                      (xvi) take any action that would or would reasonably be expected to result in (1) any of the conditions to the Merger set forth in
Section 6 not being satisfied or (2) a material delay in the satisfaction of such conditions; or

                      (xvii) agree or commit to take any of the actions described in clauses "(i)" through "(xvi)" of this Section 4.2(b).

        4.3 NO SOLICITATION.

               (a) The Company will not directly or indirectly, and will not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action inconsistent with of any of the provisions set forth in


                                      39.

the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, will be deemed to constitute a breach of this Section 4.3 by the Company.

               (b) The Company will promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company will keep Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

               (c) The Company will immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

               (d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent.

        4.4 OPERATION OF PARENT'S BUSINESS. Except as set forth in Part 4.4 of the Parent Disclosure Schedule, during the Pre-Closing Period, Parent will not (without the prior written consent of the Company):

               (a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, purchase, redeem or otherwise reacquire, directly or indirectly, any shares of capital stock or other securities (except for repurchases of Parent Common Stock from former employees or consultants pursuant to contractual rights to do so);

               (b) issue any capital stock at less than fair market value (other than (i) pursuant to any Parent employee stock option plans, (ii) upon conversion or exercise of presently-outstanding securities convertible into or exercisable for capital stock or (iii) pursuant to presently-outstanding contractual rights to acquire such capital stock) or permit any of its Subsidiaries to effect such an issuance, or effect any split of its capital stock;

               (c) issue any capital stock (other than (i) pursuant to any Parent employee stock option plans, (ii) upon conversion or exercise of presently-outstanding securities convertible into or exercisable for capital stock or (iii) pursuant to presently-outstanding rights to acquire such capital stock) if the effect of such issuance would be that the Persons that have executed and delivered to the Company the Parent Stockholder Voting Agreements would not hold sufficient shares of Parent Common Stock to approve the Merger and the issuance of Parent Common Stock in the Merger;


                                      40.

               (d) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect or become a party to, or permit any of its Subsidiaries to effect or become a party to, any Acquisition Transaction;

               (e) take any action that would or would reasonably be expected to result in (i) any of the conditions to the Merger set forth in Section 7 not being satisfied or (ii) a material delay in the satisfaction of such conditions.

               (f) agree or commit to take any of the actions described in clauses "(a)" through "(d)" of this Section 4.4.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

        5.1 FORM S-4 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS; FORM S-3 REGISTRATION STATEMENT.

               (a) As promptly as practicable after the date of this Agreement, Parent and the Company will prepare and cause to be filed with the SEC the Joint Proxy Statement/Prospectus and Parent will prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company will use all reasonable efforts to cause the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Each of the Company and Parent will promptly furnish to the other party all information concerning such party and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section
5.1. If the Company or Parent becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then such party will promptly inform the other party thereof and will cooperate with such other party in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company and Parent.

               (b) Prior to the Effective Time, Parent will use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent will not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.


                                      41.

               (c) As promptly as practicable after the date on which it becomes eligible to register securities on Form S-3, Parent will cause to be filed with the SEC the Form S-3 Registration Statement to register the resale in brokers' transactions of the Parent Common Stock received in the Merger by those stockholders of the Company who will be subject to the resale restrictions set forth in paragraph (c) of Rule 145 under the Securities Act (the "Rule 145 Sellers"). Parent will use all reasonable efforts to cause the Form S-3 Registration Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-3 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC and in any event prior to the Closing Date. The Company will keep the Form S-3 Registration Statement continuously effective under the Securities Act for a period ending one year after the Closing and during such period will supplement or amend the Form S-3 Registration Statement if and as required by the Securities Act or the rules and regulations promulgated by the SEC thereunder.

               (d) As a condition precedent to using the Form S-3 Registration Statement, each of the Rule 145 Sellers will enter into an agreement with Parent containing the following provisions:

                      (i) In the event that (1) there occurs an event described in paragraph (ii) below or (2) in the reasonable judgment of Parent, it becomes advisable to suspend use of the prospectus included in the Form S-3 Registration Statement (the "Resale Prospectus") for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which Parent believes public disclosure will be prejudicial to Parent, Parent will deliver to the Rule 145 Sellers a certificate to such effect, signed by an authorized officer of Parent. Each of the Rule 145 Sellers will refrain from executing any sales of securities pursuant to the Resale Prospectus from the time of receipt of such certificate until such Rule 145 Seller is advised in writing by Parent that the Resale Prospectus may again be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in the Resale Prospectus. Parent will use all reasonable efforts to ensure that the use of the Resale Prospectus may be resumed as soon as practicable and, in the case of a pending development or event referred to above, as soon as the earlier of (1) public disclosure of such pending material corporate development or similar material event or (2) in the judgment of Parent, public disclosure of such material corporate development or similar material event would not be prejudicial to Parent. Parent will be entitled to exercise its right to suspend use of the Resale Prospectus under this Section 5.1(d)(i) only for a period or periods not to exceed an aggregate of 30 days in any three-month period or 90 days in any 12-month period.

                      (ii) The events referred to in the first sentence of paragraph (i) above are: (i) any request by the SEC for amendments or supplements to the Form S-3 Registration Statement or the Resale Prospectus or for additional information; (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Form S-3 Registration Statement or the initiation or overt threatening of any proceedings for that purpose; (iii) the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of the Parent Common Stock for sale in any jurisdiction or the initiation or overt threatening of any proceeding for such purpose; and (iv) the existence of any fact or occurrence of any event that makes any statement of a material fact in the Form S-3 Registration Statement or the Resale Prospectus or any document incorporated or deemed to be incorporated by


                                      42.

reference therein untrue or that would require the making of any changes in the Form S-3 Registration Statement or Resale Prospectus in order that, in the case of the Form S-3 Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Resale Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        5.2 COMPANY STOCKHOLDERS' MEETING.

               (a) The Company will take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Stock to vote on a proposal to adopt this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting will be held as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company will ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

               (b) Subject to Section 5.2(c): (i) the Joint Proxy Statement/Prospectus will include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and
(ii) the Company Board Recommendation will not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent will be adopted or proposed.

               (c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if the Company's board of directors determines in good faith, after having taken into account the written advice of the Company's outside legal counsel, that the withdrawal or modification of the Company Board Recommendation is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable law.

               (d) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) will not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Acquisition Proposal or by any withdrawal or modification of the Company Board Recommendation.

        5.3 PARENT STOCKHOLDERS' MEETING.

               (a) Parent will take all action necessary to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as


                                      43.

promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Parent will ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

               (b) Subject to Section 5.3(c): (i) the Joint Proxy Statement/Prospectus will include a statement to the effect that the board of directors of Parent recommends that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger (the recommendation of Parent's board of directors that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger being referred to as the "Parent Board Recommendation"); and (ii) the Parent Board Recommendation will not be withdrawn or modified in a manner adverse to the Company, and no resolution by the board of directors of Parent or any committee thereof to withdraw or modify the Parent Board Recommendation in a manner adverse to the Company will be adopted or proposed.

               (c) Notwithstanding anything to the contrary contained in Section 5.3(b)(i), at any time prior to the approval of the issuance of Parent Common Stock in the Merger by the stockholders of Parent, the Parent Board Recommendation may be withdrawn or modified if the board of directors of Parent concludes in good faith, after having taken into account the written advice of Parent's outside legal counsel, that the withdrawal or modification of the Parent Board Recommendation is required in order for the board of directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law.

               (d) Parent's obligation to call, give notice of and hold the Parent Stockholders' Meeting will not be limited or otherwise affected by any withdrawal or modification of the Parent Board Recommendation.

        5.4 REGULATORY APPROVALS. Each party will use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent will, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent will respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent will (1) give the other party prompt notice of the commencement or overt threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, (a) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or


                                      44.

submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law, and (b) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

        5.5 STOCK OPTIONS AND WARRANTS.

               (a) Subject to Section 5.5(c), at the Effective Time, each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, will be converted into and become an option to purchase Parent Common Stock, and Parent will assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the terms of the stock option agreement by which it is evidenced. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option will be equal to the number of shares of Company Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the class or series of Company Stock for which such Company Option was exercisable immediately prior to the Effective Time, rounding down to the nearest whole share, (iii) the per-share exercise price under each such Company Option will be adjusted by dividing the per-share exercise price under such Company Option by the applicable Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option will otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this
Section 5.5(a) will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. The assumption of Company Options provided for in this
Section 5.5(a) is intended to be effected in a manner which is consistent with
Section 424(a) of the Code with respect to Company Options that are intended to be "incentive stock options." In connection with the assumption or substitution of Company Options, Parent intends to take such actions as may be necessary to ensure that, prior to the expiration of one year after the Closing Date, no shares of Parent Common Stock received upon exercise of assumed or substituted Company Options may be the subject of a Disposition (as defined in Section 1.9) without the prior written consent of Parent, except that each optionee may dispose of: (a) up to an aggregate of 10% of the total number of shares of Parent Common Stock covered by such options at any time after the Closing Date;
(b) up to a cumulative aggregate of 47% of such shares at any time after the expiration of 180 days after the Closing Date; and (c) up to a cumulative aggregate of 72% of such shares at any time after the expiration of 270 days after the Closing Date. Parent, in its sole discretion, may legend the certificates representing such shares of Parent Common Stock to give effect to any applicable legal or contractual restrictions on resale. Parent will file with the SEC, no later than 10 days after the Closing Date, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this
Section 5.5(a) or replaced with new options by Parent in accordance with Section 5.5(c);


                                      45.

provided, however, that Parent will have no obligation to register, at any point in time, a greater number of shares than could then be resold in compliance with the limitations set forth above in this Section 5.5(a).

               (b) Subject to Section 5.5(c), at the Effective Time, each Company Warrant which survives the Merger will be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of any agreement by which such Company Warrant is evidenced. All rights with respect to Company Common Stock under outstanding Company Warrants will thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Warrant will be equal to the number of shares of Company Common Stock that were subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the class or series of Company Stock for which such Company Warrant was exercisable immediately prior to the Effective Time, rounded up to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Warrant will be determined by dividing the exercise price per share of Company Common Stock subject to such Company Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio for which such Company Warrant was exercisable immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such assumed Company Warrant will continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Warrant will otherwise remain unchanged; provided, however, that each such assumed Company Warrant will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time.

               (c) Notwithstanding anything to the contrary contained in this
Section 5.5, in lieu of assuming outstanding Company Options in accordance with
Section 5.5(a) or outstanding Company Warrants in accordance with Section 5.5(b), Parent may, at its election, cause such outstanding Company Options or Company Warrants to be replaced by issuing reasonably equivalent replacement stock options or warrants (as the case may be) in substitution therefor.

               (d) Prior to the Effective Time, the Company will take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options and Company Warrants have no rights with respect thereto other than those specifically provided in this Section 5.5.

        5.6 EMPLOYEE BENEFITS.

               (a) Parent agrees that all employees of the Acquired Corporations who continue employment with Parent or any Subsidiary of Parent after the Effective Time ("Continuing Employees") will be eligible to continue to participate in Parent's health and welfare benefit plans; provided, however, that (i) nothing in this Section 5.6 or elsewhere in this Agreement will limit the right of Parent to amend or terminate any such health or welfare benefit plan at any


                                      46.

time, and (ii) if Parent terminates any such health or welfare benefit plan, then (upon expiration of any appropriate transition period), the Continuing Employees will be eligible to participate in Parent's health and welfare benefit plans, to substantially the same extent as similarly situated employees of Parent. Nothing in this Section 5.6 or elsewhere in this Agreement will be construed to create a right in any employee to employment with Parent or any other Subsidiary of Parent and the employment of each Continuing Employee will be "at will" employment.

               (b) The Company agrees to take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participate) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

               (c) Part 5.6(c) of the Company Disclosure Schedule sets forth certain existing commitments to pay bonuses to employees of the Company who remain employed by the Company (or by Parent or any of Parent's affiliates) through December 15, 2000 (the "Stay Bonuses"). Parent agrees to pay the specified Stay Bonuses to employees who remain employed by the Company (or by Parent or any of Parent's affiliates) through December 15, 2000. In addition, Parent agrees to pay the specified Stay Bonuses, together with severance as specified in Part 5.6 of the Parent Disclosure Schedule, to any of such employees whose employment is terminated by Parent, other than for cause, prior to December 15, 2000.

        5.7 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

               (a) All rights to indemnification existing in favor of any Person who is now, or had been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director or officer of any of the Acquired Corporations (the "Indemnified Persons") for acts and omissions occurring prior to the Effective Time, as provided in the Company's certificate of incorporation and bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and the Indemnified Persons (as in effect as of the date of this Agreement) in the forms disclosed by the Company to Parent prior to the date of this Agreement, including, in the case of Gary Stevens, any replacement for such agreement containing substantially identical indemnification provisions, will survive the Merger and will be observed by Parent to the fullest extent available under applicable law for a period of six years from the Effective Time.

               (b) Parent will include and cause to be maintained in effect in its (or any successor's) certificate of incorporation and bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained as of the date of this Agreement in the certificate of incorporation and bylaws of the Company.

               (c) From the Effective Time until the sixth anniversary of the Effective Time, Parent will maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form


                                      47.

disclosed by the Company to Parent prior to the date of this Agreement (the "Existing Policy"); provided, however, that (i) Parent may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) Parent will not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of $60,000 in the aggregate. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds $60,000 in the aggregate, Parent will be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for an annual premium equal to $60,000.

               (d) The obligations of Parent under this Section 5.7 may not be terminated or modified in such a manner as to adversely affect any of the Indemnified Persons without the consent of each such affected Indemnified Person (it being expressly agreed that the Indemnified Persons are intended third party beneficiaries of this Section 5.7).

        5.8 PROVISION OF INFORMATION. During the Pre-Closing Period, each of the Company and Parent will promptly notify the other party in writing of: (i) the discovery by it of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by it in this Agreement; (ii) any material breach of any covenant or obligation of it; and
(iii) any event, condition, fact or circumstance that, considered together with all other events, conditions, facts and circumstances, would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or is deemed to have a Material Adverse Effect on the Acquired Corporations (in the case of the Company) or a Material Adverse Effect on Parent (in the case of Parent). Without limiting the generality of the foregoing, each of the Company and Parent will promptly advise the other party in writing of any Legal Proceeding or material claim overtly threatened, commenced or asserted against or with respect to any of the Acquired Corporations (in the case of Parent) or Parent. No notification given pursuant to this Section 5.8 will limit or otherwise affect any of the representations, warranties, covenants or obligations of the parties contained in this Agreement.

        5.9 ADDITIONAL AGREEMENTS.

               (a) Subject to Section 5.9(b), Parent and the Company will use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 5.9(b), each party to this Agreement (i) will make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) will use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) will use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each of the Company and Parent will promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period.

               (b) Notwithstanding anything to the contrary contained in this Agreement, Parent will not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its


                                      48.

Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment to any Governmental Body regarding its future operations or the future operations of any of the Acquired Corporations,.

        5.10 DISCLOSURE. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company will not, and will not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, make any public disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) the Company shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

        5.11 LISTING. Parent will use all reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the Nasdaq National Market no later than the Closing Date.

        5.12 TAX MATTERS. At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent will execute and deliver to Cooley Godward LLP and to Clifford Chance, Rogers & Wells LLP tax representation letters in customary form. Parent and the Company will each confirm to Cooley Godward LLP and to Clifford Chance, Rogers & Wells LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company will use all reasonable efforts prior to and after the Effective Time to cause the Merger to qualify as a tax-free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representation letters pursuant to the first sentence of this Section 5.12, each of Parent and the Company will use its reasonable efforts to cause Cooley Godward LLP and Clifford Chance, Rogers & Wells LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel will be entitled to rely on the tax representation letters referred to in this Section 5.12. For a period of at least two years from the date the Merger becomes effective, except for actions taken in the ordinary course of business or as otherwise required by applicable Law, Parent and its Subsidiaries will not sell, transfer, distribute or otherwise dispose of any of the operating assets acquired from the Company in the Merger, whether by merger or otherwise, in a transaction or series of transactions that would cause the Merger to fail to satisfy the continuity of business enterprise requirements of a reorganization under Section 368(a) of the Code or the applicable Treasury Regulations.


                                      49.

        5.13 LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company will use all reasonable efforts to cause to be delivered to Parent:

               (a) a letter from Deloitte & Touche LLP to Parent, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective and reasonably satisfactory in form and substance to Parent, that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement; and

               (b) a letter from Deloitte & Touche LLP to Parent, dated the Closing Date and reasonably satisfactory in form and substance to Parent, updating the letter referred to in paragraph (a) above;

provided, however, that, in the case of each of such letters, the Company will have such obligation only to the extent Parent is using reasonable efforts to cause a comparable letter to be delivered by PricewaterhouseCoopers LLP.

        5.14 RESIGNATION OF OFFICERS AND DIRECTORS. The Company will use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing Date the resignation of each officer and director of each of the Acquired Corporations, effective no later than the Effective Time.

        5.15 ELECTION OF DIRECTOR. Parent will use all reasonable efforts to secure the election of an individual who is mutually acceptable to Parent and the Company to Parent's board of directors, effective no later than the Effective Time.

        5.16 TERMINATION OF OBLIGATIONS UNDER CERTAIN AGREEMENTS. Prior to the Closing Date, the Company will take and procure such actions as may be necessary so that (a) all convertible promissory notes issued by the Company and outstanding as of the date of this Agreement and all other securities issued by the Company in connection with the Bridge Financing will be converted into Company Stock on or before the Effective Time, and (b) from and after the Effective Time, Parent will have no obligations under the Management Rights Agreement dated as of November 12, 1999 between the Company and TCV III(Q), L.P. and no obligations that would restrict its capitalization or business, or the issuance, transfer or voting of its securities, under any provision of the agreements identified in items (3) and (5)-(12) of Part 2.3(a) of the Company Disclosure Schedule. Prior to the Closing Date, the Company will use all reasonable efforts to ensure that, from and after the Effective Time, Parent will have no other obligations under the agreements identified in items (3) and
(5)-(12) of Part 2.3(a) of the Company Disclosure Schedule.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT

        The obligation of Parent to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (each of which may be waived in whole or in part by Parent in its sole discretion):

        6.1 ACCURACY OF REPRESENTATIONS.


                                      50.

               (a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; provided, however that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties will be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement will be disregarded.

               (b) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; provided, however that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties will be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement will be disregarded.

        6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        6.3 EFFECTIVENESS OF FORM S-4 REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be overtly threatened, by the SEC with respect to the Form S-4 Registration Statement.

        6.4 STOCKHOLDER APPROVAL.

               (a) This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

               (b) The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

               (c) The holders of Company Stock representing the right to receive at least 90% of the Merger Consideration Shares shall have either voted such shares in favor of the adoption of this Agreement and approval of the Merger or effectively withdrawn or lost (through failure to perfect or otherwise) the right to exercise dissenter's or appraisal rights with respect to such shares in connection with the Merger.


                                      51.

        6.5 CONSENTS. Each of the Consents identified in Part 6.5 of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

        6.6 DOCUMENTS. Parent shall have received the following documents:

               (a) a certificate, dated the Closing Date and executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, confirming that the conditions set forth in Sections 6.1, 6.2, 6.4(a), 6.5 and
6.8 have been duly satisfied

               (b) a legal opinion of Wyrick Robbins Yates & Ponton LLP, dated the Closing Date, substantially in the form of Exhibit D; and

               (c) the written resignations of all officers and directors of each of the Acquired Corporations, effective no later than the Effective Time.

        6.7 EMPLOYEES. Unless Parent shall have expressed an intention not to continue a particular individual's employment, none of the individuals identified in Part 2.15(o) of the Company Disclosure Schedule shall have either ceased to be employed by the Company or expressed to Parent an intention to terminate employment with the Company. None of the Acquired Corporations will have any liability or obligation to be satisfied or performed after the Effective Time under or with respect to the termination of the employment agreements identified in Part 2.10(a) of the Company Disclosure Schedule, except to the extent the Company has obligations that survive the Merger under the terms of the agreements with Gary Stevenson identified in paragraphs (3) and (4) of Part 2.10(a)(i)(A) of the Company Disclosure Schedule.

        6.8 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred or arisen any event, condition, fact or circumstance that is deemed to have a Material Adverse Effect on the Acquired Corporations.

        6.9 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

        6.10 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

        6.11 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement applicable to the Merger that makes consummation of the Merger illegal.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions (each of which may be waived in whole or in part by the Company in its sole discretion):


                                      52.

        7.1 ACCURACY OF REPRESENTATIONS.

               (a) The representations and warranties of Parent contained in this Agreement shall have been accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties will be disregarded.

               (b) The representations and warranties of Parent contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties will be disregarded.

        7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3 EFFECTIVENESS OF REGISTRATION STATEMENTS. The Form S-4 Registration Statement and the Form S-3 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be overtly threatened, by the SEC with respect to the Form S-4 Registration Statement or the Form S-3 Registration Statement.

        7.4 STOCKHOLDER APPROVAL.

               (a) This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

               (b) The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

        7.5 DOCUMENTS. The Company shall have received the following documents:

               (a) a legal opinion of Clifford Chance Rogers & Wells LLP, dated the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that in rendering such opinion, Clifford Chance Rogers & Wells LLP may rely upon the tax representation letters referred to in Section 5.12;

               (b) a legal opinion of Cooley Godward LLP, dated the Closing Date, substantially in the form of Exhibit E; and


                                      53.

               (c) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1, 7.2, 7.4(b) and 7.6 have been duly satisfied.

        7.6 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred or arisen any event, condition, fact or circumstance that is deemed to have a Material Adverse Effect on Parent.

        7.7 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

        7.8 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

        7.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

        7.10 ELECTION OF DIRECTOR. An individual who is mutually acceptable to Parent and the Company shall have been elected to Parent's board of directors, effective no later than the Effective Time.

        7.11 FINANCING. Parent shall have completed one or more transactions with investors in which Parent shall have received cash proceeds equal to at least $27,500,000.

SECTION 8. TERMINATION

        8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company's stockholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders):

               (a) by mutual written consent of Parent and the Company;

               (b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 2000; provided, however, that (i) Parent will not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by December 31, 2000 is attributable to (1) a failure on Parent's part to perform any covenant in this Agreement required to be performed by Parent at or prior to the Effective Time or (2) Parent's failure to obtain the Required Parent Stockholder Vote by reason of the breach of any of the Parent Stockholder Voting Agreements (which failure will be deemed a breach of this Agreement by Parent), and (ii) the Company will not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by December 31, 2000 is attributable to (1) a failure on the Company's part to perform any covenant in this Agreement required to be performed by the Company at or prior to the Effective Time or (2) the Company's failure to obtain the Required Company Stockholder Vote by reason of the breach of any of the


                                      54.

Company Stockholder Voting Agreements (which failure will be deemed a breach of this Agreement by the Company);

               (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

               (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at the Company Stockholders' Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that (A) a party will not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time, and (B) the Company will not be permitted to terminate this Agreement pursuant to this Section 8.1(d) (1) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is attributable to the breach of any of the Company Stockholder Voting Agreements (which failure will be deemed a breach of this Agreement by the Company) and (2) in any event, unless the Company shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(b);

               (e) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent's stockholders shall have taken a final vote on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at the Parent Stockholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; provided, however, that (A) a party will not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have this Agreement adopted by the Required Parent Stockholder Vote is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time, and (B) Parent will not be permitted to terminate this Agreement pursuant to this Section 8.1(e) (1) if the failure to have this Agreement adopted by the Required Parent Stockholder Vote is attributable to the breach of any of the Parent Stockholder Voting Agreements (which failure will be deemed a breach of this Agreement by Parent) and (2) in any event, unless Parent shall have paid to the Company the fee required to be paid to the Company pursuant to Section 8.3(b);

               (f) by Parent if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in either case after giving effect to the proviso to Section 6.1, such that the condition set forth in Section 6.1 would not be satisfied, or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company's


                                      55.

representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach until after Parent has given the Company written notice of its intention to do so and, if the Company thereupon commences exercising all reasonable efforts to cure such inaccuracy or breach, for so long thereafter as the Company is continuing to do so; or

               (g) by the Company if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in either case after giving effect to the proviso to Section 7.1, such that the condition set forth in Section 7.1 would not be satisfied, or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach until after the Company has given Parent written notice of its intention to do so and, if Parent thereupon commences exercising all reasonable efforts to cure such inaccuracy or breach, for so long thereafter as Parent is continuing to do so.

        8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 10 will survive the termination of this Agreement and will remain in full force and effect, and (ii) the termination of this Agreement will not relieve any party from any liability for any material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

        8.3 EXPENSES; TERMINATION FEES.

               (a) All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses, whether or not the Merger is consummated, it being understood that, if the Merger is consummated, the Company's fees and expenses will be borne by Parent as the surviving corporation in the Merger.

               (b) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company will pay to Parent, in cash at the time specified in Section 8.3(c) a nonrefundable fee in the amount of $7,500,000. If this Agreement is terminated by Parent or the Company pursuant to
Section 8.1(e), then Parent will pay to the Company, at the time specified in
Section 8.3(c), a nonrefundable fee in the amount of $7,500,000.

               (c) In the case of termination of this Agreement by the Company pursuant to Section 8.1(d), any fee payable pursuant to Section 8.3(b) will be paid by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d), any fee payable pursuant to Section 8.3(b) will be paid by the Company within two business days after such termination. In the case of termination of this Agreement by Parent


                                      56.

pursuant to Section 8.1(e), any fee payable pursuant to Section 8.3(b) will be paid by Parent prior to the time of such termination; and in the case of termination of this Agreement by the Company pursuant to Section 8.1(e), any fee payable pursuant to Section 8.3(b) will be paid by Parent within two business days after such termination.

SECTION 9. INDEMNIFICATION, ETC.

        9.1 SURVIVAL OF REPRESENTATIONS, ETC.

               (a) The representations and warranties made by the Company will survive the Closing and will expire on the date one year after the Closing Date (such date will be referred to as the "Survival Expiration Date"); provided, however, that if, at any time prior to the Survival Expiration Date, any Indemnitee (acting in good faith) delivers to the Designated Company Agent (as defined in Section 10.1) a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 or Section 9.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice will survive the Survival Expiration Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent will terminate and expire as of the Closing Date, and any liability of Parent with respect to such representations and warranties will thereupon cease.

               (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, will not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

               (c) For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule will be deemed to be a representation and warranty made by the Company in this Agreement. Without limiting the foregoing, however, it is understood by the parties that no updated Company Disclosure Schedule will be deemed to supplement or amend the Company Disclosure Schedule for the purposed of determining the accuracy as of the date of this Agreement of any of the representations and warranties made by the Company in this Agreement.

        9.2 INDEMNIFICATION AND ESCROW.

               (a) From and after the Effective Time (but subject to Section 9.1(a)) the Escrow Fund will be available to compensate and reimburse each of the Indemnitees for any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with:

                      (i) any inaccuracy in or breach of any representation, warranty, covenant or obligation made by the Company herein and any Legal Proceeding relating to any


                                      57.

such inaccuracy or breach (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9); or

                      (ii) any of the following: (1) any Merger Consideration Adjustment pursuant to Section 1.10; (2) any Company Transaction Expenses to the extent the aggregate of all such expenses exceeds $2,200,000; and (3) the claims described in paragraphs (3) and (4) of Part 2.19(a) of the Company Disclosure Schedule (the "Patent Claims").

               (b) Indemnification pursuant to this Section 9.2 will be the exclusive remedy available to the Indemnitees for Damages of the type referred to in the foregoing sentence, provided however that such limitation will not apply with respect to claims based on the fraud of the Company.

        9.3 DEDUCTIBLE AMOUNT.

               (a) Except as otherwise expressly provided in Section 9.3(b), the Indemnitees will be entitled to indemnification only if and to the extent the aggregate amount of Damages that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $500,000 (the "Deductible Amount").

               (b) The Deductible Amount will not apply to any Damages which arise from or as a result of or are directly or indirectly connected with (i) the Patent Claims, or (ii) the fraud of the Company.

        9.4 SATISFACTION OF INDEMNIFICATION CLAIM; LIMITATION OF LIABILITY.

               (a) From and after the Effective Time, all claims against the Escrow Stockholders under this Agreement will be satisfied exclusively and, to the extent possible given such limitation, in full from the Escrow Fund in accordance with the Escrow Agreement. Without limiting the foregoing, from and after the Effective Time, the maximum liability of any Escrow Stockholder for any breach of a representation, warranty or covenant of the Company or other indemnified matter will be limited to such Escrow Stockholder's proportionate interest in the Escrow Fund. Any Escrow Fund assets used to satisfy a claim against the Escrow Stockholders under this Agreement will be taken from all of the Escrow Stockholders on a pro rata basis in proportion to such Escrow Stockholders' respective interests in the Escrow Fund.

               (b) In no event will the Indemnitees be entitled to receive from the Escrow Fund an aggregate amount greater than $500,000 in respect of the Patent Claims. The parties hereto agree that the ability of the Indemnitees to be indemnified for Patent Claims without application of the Deductible Amount (but subject to the indemnification cap set forth herein) is the exclusive remedy in respect of Patent Claims under this Agreement and will not be included as part of a separate indemnification claim that would have the effect of negating the limitations applicable to Patent Claims hereunder.

               (c) In no event will the Indemnitees be entitled to receive from the Escrow Fund an amount already recovered by Parent pursuant to the Merger Consideration Adjustment


                                      58.

provided for in Section 1.10 and in no event will any Damages include any amount for which an accrual is included as a liability on the Final Closing Balance Sheet.

        9.5 [INTENTIONALLY OMITTED].

        9.6 DEFENSE OF THIRD-PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Parent, against Parent or against any other Person) with respect to which any Indemnitee may be entitled to make a claim pursuant to this Section 9, Parent will notify the Designated Company Agent of such assertion or commencement promptly after receiving notice thereof. The failure to give or delay in giving such notice will not reduce the amount of any such claim, except to the extent of any prejudice resulting from such failure or delay. The Escrow Stockholders, acting through the Designated Company Agent, will defend the Indemnitees in such action with counsel selected by the Designated Company Agent and reasonably satisfactory to Parent.

               (a) If the Designated Company Agent so proceeds with the defense of any such claim or Legal Proceeding:

                      (i) The Designated Company Agent may obtain reimbursement for all reasonable expenses relating to the defense of such claim or Legal Proceeding as provided in the Escrow Agreement;

                      (ii) Parent will make available to the Designated Company Agent any documents and materials in its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                      (iii) The Designated Company Agent will have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of Parent; provided, however, that such consent will not be unreasonably withheld.

               (b) To the extent that the Designated Company Agent fails to provide such defense in a timely manner, Parent will have the right to proceed with the defense of such claim or Legal Proceeding with counsel selected by Parent. If Parent so proceeds with the defense of any such claim or Legal
Proceeding:

                      (i) All reasonable expenses relating to the defense of such claim or Legal Proceeding will be indemnifiable under Section 9.2;

                      (ii) The Designated Company Agent defined below will make available to Parent any documents and materials in his or her possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                      (iii) Parent will have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Designated Company Agent; provided, however, that such consent will not be unreasonably withheld.

        9.7 TAX CONTESTS. Parent will have the sole right to conduct any tax audit or other tax contest relating to tax return of Parent; provided, however, prior to the termination of the Escrow,


                                      59.

the Designated Company Agent will have the right to conduct any Tax examination, audit or contest relating to a Tax Return of the Company that is subject to the indemnification obligations under Section 9 and will have the right to settle, adjust or compromise any such tax contest with the consent of Parent, which consent will not be unreasonably withheld. The Designated Company Agent may obtain reimbursement in accordance with the Escrow Agreement for all reasonable expenses relating to the conduct of any such Tax examination, audit or contest.

        9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) will be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) will have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. MISCELLANEOUS PROVISIONS

        10.1 DESIGNATED COMPANY AGENT. Prior to the Closing Date, the Company will appoint a Person to serve as the agent for the Escrow Stockholders for purposes of this Agreement (the "Designated Company Agent"). Parent will be entitled to deal exclusively with the Designated Company Agent on all matters relating to this Agreement, and will be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of the Company and the Escrow Stockholders by the Designated Company Agent, and on any other action taken or purported to be taken on behalf of the Company and the Escrow Stockholders by the Designated Company Agent, as fully binding upon the Company and the Escrow Stockholders. If the person acting as the Designated Company Agent should die, become disabled or otherwise be unable to fulfill his or her responsibilities as agent of the Company or in the event that a majority in interest of the Escrow Stockholders shall elect to terminate the responsibilities of the person acting as Designated Company Agent, then a majority in interest of the Escrow Stockholders will appoint a new representative to serve as the Designated Company Agent and will promptly notify Parent of the identity of such successor. Any such successor will become the "Designated Company Agent" for purposes of this Agreement.

        10.2 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after adoption of this Agreement by the Company's stockholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); provided, however, that (i) after any such adoption of this Agreement by the Company's stockholders, no amendment will be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders, and (ii) after any such approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders, no amendment will be made which by law or NASD regulation requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


                                      60.

        10.3   WAIVER.

               (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No party will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

        10.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the letter agreement dated April 6, 2000 between the Company and Parent (relating to the protection of confidential information) will not be superseded and will remain in full force and effect. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

        10.5 APPLICABLE LAW; JURISDICTION. The procedures applicable to and effect of the Merger will be governed by the laws of the State of Delaware. Subject to the immediately preceding sentence, this Agreement will be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Denver, Colorado; (b) if any such action is commenced in a state court, then, subject to applicable law, no party will object to the removal of such action to any federal court located in Colorado; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.9.

        10.6 COMPANY DISCLOSURE SCHEDULE. The Company Disclosure Schedule will be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part will be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and will not be deemed to relate to or to qualify any other representation or warranty.

        10.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit will be


                                      61.

entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        10.8 ASSIGNABILITY; THIRD-PARTY BENEFICIARIES. This Agreement will be binding upon, and will be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party's rights hereunder may be assigned by such party without the prior written consent of each other party, and any attempted assignment of this Agreement or any of such rights by any party without such consent will be void and of no effect. Nothing in this Agreement, express or implied, is intended to or will confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever, except that (a) the Rule 145 Sellers (as defined in Section 5.1(c)) will be third-party beneficiaries of Section 5.1(c), (b) the Indemnified Persons (as defined in Section 5.7) will be third-party beneficiaries of Section 5.7, and
(c) the Indemnitees (as defined in Section 9.2) will be third-party beneficiaries of Section 9.2.

        10.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement must be in writing and will be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service, provided that in each case the notice or other communication is sent to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto):

               IF TO PARENT:

                      Quokka Sports, Inc.
                      525 Brannan Street
                      Ground Floor
                      San Francisco, CA 94107
                      Attn: Chief Executive Officer

                      WITH A COPY TO:

                      Kenneth L. Guernsey
                      Cooley Godward LLP
                      One Maritime Plaza, 20th Floor
                      San Francisco, CA 94111

               IF TO THE COMPANY:

                      Total Sports, Inc.
                      133 Fayetteville Street Mall
                      Sixth Floor
                      Raleigh, NC 27601


                                      62.

                      Attn: Chief Executive Officer

                      WITH COPIES TO:

                      Steven A. Hobbs
                      Clifford Chance Rogers & Wells LLP
                      200 Park Avenue
                      New York, NY 10166

                      AND:

                      Larry E. Robbins
                      Wyrick Robbins Yates & Ponton LLP
                      4101 Lake Boone Trail, Suite 300
                      Raleigh, NC 27607

        10.10 SEVERABILITY In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by law.

        10.11 CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

               (e) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.


                                      63.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                        QUOKKA SPORTS, INC.


                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________


                                        TOTAL SPORTS, INC.


                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" means any
Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is bound or under which any of the Acquired Corporations has any obligation; or (c) under which any of the Acquired Corporations has any right or interest.

        ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" means any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

        ACQUIRED CORPORATION SOURCE OR OBJECT CODE. "Acquired Corporation Source or Object Code" means any source or object code, or any portion, aspect or segment of any source or object code, relating to any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

        ACQUISITION PROPOSAL. "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

        ACQUISITION TRANSACTION.  "Acquisition Transaction" means:

               (a) in the case of the Company, any transaction or series of transactions involving:

                      (i) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (excluding the Bridge Financing) (1) in which, in the case of a merger or consolidation, any of the Acquired Corporations is a constituent corporation, (2) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (3) in which any of the Acquired Corporations issues securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

                      (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets the Acquired Corporations taken as a whole; or

                      (iii) any liquidation or dissolution of any of the Acquired Corporations; and


                                       1.

                         (b) in the case of Parent, any transaction or series of
transactions involving:

                      (i) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (excluding the financing referred to in Section 7.11) (1) in which, in the case of a merger or consolidation, Parent is a constituent corporation and is not the surviving or acquiring corporation,
(2) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Parent, or (3) in which Parent issues securities representing more than 20% of the outstanding securities of any class of its voting securities;

                      (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets (including the stock of any Subsidiaries) that constitute or account for 20% or more of the consolidated net revenues, net income or assets of Parent and its Subsidiaries taken as a whole; or

                      (iii)  any liquidation or dissolution of Parent.

        AGREEMENT. "Agreement" means the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

        BRIDGE FINANCING. "Bridge Financing" means a bridge financing of the Company as described in, and conducted in compliance with, Section 4.2(a).

        CODE. "Code" means the Internal Revenue Code of 1986, as amended.

        COMPANY COMMON STOCK. "Company Common Stock" means the Common Stock, par value $.001 per share, of the Company.

        COMPANY CHARTER AMENDMENT. "Company Charter Amendment" means the amendment of the Company's certificate of incorporation, to be effected prior to the Closing, to make the following changes in the Company's authorized capital stock: (a) increase the total number of authorized shares of capital stock to approximately 42,145,000; (b) increase the authorized number of shares of Series D Convertible Preferred Stock to approximately 3,675,000; and (c) designate a new series of Company Preferred Stock, called "Senior Employee Preferred Stock," consisting of approximately 3,200,000 shares.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" means the disclosure schedule (dated as of the date of this Agreement) that has been prepared by the Company in accordance with the requirements of Section 10.6 of the Agreement and that has been delivered by the Company to Parent on the date of this Agreement.

        COMPANY OPTIONS. "Company Options" means options to purchase shares of Company Stock, whether granted by the Company pursuant to the Company's stock option plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted.


                                       2.

        COMPANY PREFERRED STOCK. "Company Preferred Stock" means the undesignated Preferred Stock, par value $.001 per share, Series A Redeemable Preferred Stock, par value $10.00 per share, Series B Convertible Preferred Stock, par value $4.492 per share, Series C Convertible Preferred Stock, par value $.001 per share, Series C1 Convertible Preferred Stock, par value $.001 per share, Series D Convertible Preferred Stock, par value $.001 per share, Series D1 Convertible Preferred Stock, par value $.001 per share, and Series E Convertible Preferred Stock, par value $.001 per share, of the Company.

        COMPANY STOCK. "Company Stock" means Company Common Stock and Company Preferred Stock.

        COMPANY TRANSACTION EXPENSES. "Company Transaction Expenses" means the aggregate amount of payments made and liabilities incurred for out-of-pocket expenses (including without limitation investment banking, legal, accounting and other professional fees and disbursements) that become payable by the Acquired Corporations as a result of the Merger or the other transactions contemplated by this Agreement (including without limitation the negotiation and execution of this Agreement and the other agreements contemplated hereby and the interim financing arrangements described in Section 4.2(a)), excluding any amounts paid or payable to Deloitte & Touche LLP in respect of the letters referred to in
Section 5.13.

        COMPANY WARRANTS. "Company Warrants" means warrants to purchase 907,782 shares of Company Common Stock, 50,346 shares of the Company's Series D Convertible Preferred Stock and 963,370 shares of the Company's Series D1 Convertible Preferred Stock that are outstanding on the date of this Agreement.

        COMPANY'S KNOWLEDGE. "Company's Knowledge means the collective actual knowledge of the following persons: Gary Stevenson, Frank Daniels, Ezra Kucharz, Drue Moore, Colin Boatwright, Petra Weishaupt and Will York.

        CONSENT. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        DAMAGES. "Damages" means losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorney's fees).

        ENCUMBRANCE. "Encumbrance" means any lien, pledge, hypothecation, mortgage, security interest or encumbrance.

        ENTITY. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.


                                       3.

         ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        ESCROW AGENT. "Escrow Agent" means the party serving from time to time as Escrow Agent pursuant to the Escrow Agreement, initially State Street Bank and Trust Company of California, N.A.

        ESCROW AGREEMENT. "Escrow Agreement" means an escrow agreement in the form attached hereto as Exhibit F, as the same may be amended from time to time.

        ESCROW FUND. "Escrow Fund" means the Escrow Shares and any other assets that may be held from time to time by the Escrow Agent pursuant to the Escrow Agreement.

        ESCROW SHARES. "Escrow Shares" means the shares of Parent Common Stock deposited in escrow by Parent, reduced by any portion thereof that may be used to satisfy claims against the Escrow Stockholders in accordance with the Escrow Agreement.

        EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        FORM S-3 REGISTRATION STATEMENT. "Form S-3 Registration Statement" means the registration statement on Form S-3 to be filed with the SEC by Parent in connection with certain resales of Parent Common Stock to be issued in the Merger, as such registration statement may be amended prior to the time it is declared effective by the SEC.

        FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" means the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as such registration statement may be amended prior to the time it is declared effective by the SEC.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature.

        HSR ACT. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


                                       4.

        INDEMNITEES. "Indemnitees" will mean the following Persons: (a) Parent (including in its capacity as the surviving corporation in the Merger); (b) Parent's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the securityholders of the Company immediately prior to the Effective Time will not be deemed to be "Indemnitees."

        JOINT PROXY STATEMENT/PROSPECTUS. "Joint Proxy Statement/Prospectus" means the joint proxy statement/prospectus to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

        LEGAL PROCEEDING. "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

        MATERIAL ADVERSE EFFECT. An event, condition, fact, circumstance, violation, inaccuracy or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, condition, fact, circumstance, violation, inaccuracy or other matter (either individually or, to the extent expressly specified elsewhere in this Agreement, considered together with other events, conditions, facts, circumstances, violations, inaccuracies and other matters) had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or results of operations of the Acquired Corporations taken as a whole, or (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that neither of the following, in and of itself or in combination with the other, will be deemed to have a Material Adverse Effect on the Acquired Corporations: (x) the disposition or discontinuation of the Offline Publishing Business; and (y) the depletion of the Acquired Corporations' liquidity and capital resources through the incurrence of continued operating losses consistent with past experience. An event, condition, fact, circumstance, violation, inaccuracy or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, condition, fact, circumstance, violation, inaccuracy or other matter (either individually or, to the extent specified elsewhere in this Agreement, considered together with other events, conditions, facts, circumstances, violations, inaccuracies and other matters) had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or results of operations of Parent and its Subsidiaries taken as a whole or (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that a decline in Parent's


                                       5.

stock price, in and of itself, will not be deemed to have a Material Adverse Effect on Parent. For purposes of determining whether there has been a Material Adverse Effect, all of the following, in and of themselves and in combination with the others, will be disregarded: (i) any change, effect, event or occurrence resulting from this Agreement or the transactions contemplated hereby or the announcement thereof; (ii) any change, effect, event or occurrence relating to the economy or securities markets of the United States or any other region in general; (iii) any change, effect, event or occurrence relating to the new media industry in general, and not specifically related to any of the Acquired Corporations or Parent and its Subsidiaries; and (iv) the failure to meet the predictions of securities analysts.

        MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

        MERGER CONSIDERATION SHARES. "Merger Consideration Shares" means an aggregate of 15,000,000 shares of Parent Common Stock, subject to adjustment as provided in Sections 1.5 (b), 1.5(d) and 1.10. For avoidance of doubt, the Merger Consideration Shares include the Stevenson Compensation Shares and any shares of Parent Common Stock issuable upon exercise of Company Options or Company Warrants assumed by Parent in connection with the Merger or any stock options or warrants issued by Parent in substitution for Company Options or Company Warrants as provided in Section 5.5.

        OFFLINE PUBLISHING ASSETS. "Offline Publishing Assets" means the assets associated the Acquired Corporations employed in the Offline Publishing Business and not employed in any other aspect of the business of the Acquired Corporations.

        OFFLINE PUBLISHING BUSINESS. "Offline Publishing Business" refers to the operations of the Company's print publishing division, the assets of which include: (a) the Company's copyright rights pertaining to the publications created pursuant to the contracts listed on Part 2.5(r) of the Company Disclosure Schedule (the "Works"); (b) all inventory of the Works in the control or possession of the Company; (c) all film plates and other production materials inventory for the Works in the control or possession of the Company; (d) all furniture, fixtures, owned equipment and personal property of the Company located in its Kingston, NY, office; (e) all office supplies on hand for the Publishing Division; and (f) all claims against any parties related to the TS Publishing assets.

        PARENT COMMON STOCK. "Parent Common Stock" means the Common Stock, $.001 par value per share, of Parent.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" means the disclosure schedule (dated as of the date of this Agreement) that has been prepared by Parent and that has been delivered by Parent to the Company on the date of this Agreement.

        PERMITTED LIEN. "Permitted Lien" means any (a) lien for current taxes not yet due and payable, (b) lien that does not (in any individual case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired



                                       6.

Corporations, or (iii) mechanics or similar lien arising by operation of law securing obligations not yet due and payable or in respect of which adequate reserves have been established.

        PERSON. "Person" means any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, domain name, maskwork, maskwork application, trade secret, know-how, customer list, computer software, computer program, source code, proprietary algorithm, invention, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         RELATED PARTY. "Related Party" means any: (a) individual who is, or who has been at any time since the Audited Balance Sheet Date, a director or officer of the Company; (b) member of the immediate family of each of the individuals referred to in clause (a) above; and (c) trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses (a) and (b) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

        REPRESENTATIVES. "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC. "SEC" means the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

        STEVENSON COMPENSATION SHARES. "Stevenson Compensation Shares" means the shares of Parent Common Stock payable to Gary Stevenson by reason of the Merger under the Compensation and Equity Rights Agreement dated July 20, 2000 between the Company and Gary Stevenson.

        SUBSIDIARY. An entity will be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

        TAX. "Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff or duty (including any customs duty), and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other


                                       7.

document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.










                                       8.

                                    EXHIBIT B

                    MERGER CONSIDERATION AND EXCHANGE RATIOS


A. The following exchange ratios shall be calculated by reference to the formula in paragraph B and the definitions in paragraph C of this Exhibit B.

        1. Senior Employee Preferred Stock Exchange Ratio of Parent Common Stock received for each Senior Employee Preferred Stock share equals:

               [Senior Employee Preferred Stock Amount] divided by [Senior Employee Preferred Stock]

        2. Series A Preferred Stock Exchange Ratio of Parent Common Stock received for each Series A Preferred Stock Unit equals:

               [Series A Preferred Stock Amount] divided by [Series A Preferred Stock Units]

        3. Series B Preferred Stock Exchange Ratio of Parent Common Stock received for each Series B Preferred Stock Unit equals:

               [Series B Preferred Stock Amount] divided by [Series B Preferred Stock Units]

        4. Series C Preferred Stock Exchange Ratio of Parent Common Stock received for each Series C Preferred Stock Unit equals:

               [Series C Preferred Stock Amount] divided by [Series C Preferred Stock Units]

        5. Series C1 Preferred Stock Exchange Ratio of Parent Common Stock received for each Series C1 Preferred Stock Unit equals:

               [Series C1 Preferred Stock Amount] divided by [Series C1 Preferred Stock Units]

        6. Series D Preferred Stock Exchange Ratio of Parent Common Stock received for each Series D Preferred Stock Unit equals:

               [Series D Preferred Stock Amount] divided by [Series D Preferred Stock Units]

                                       1.

        7. Series D1 Preferred Stock Exchange Ratio of Parent Common Stock received for each Series D1 Preferred Stock Unit equals:

               [Series D1 Preferred Stock Amount] divided by [Series D1 Preferred Stock Units]

        8. Series E Preferred Stock Exchange Ratio of Parent Common Stock received for each Series E Preferred Stock share equals:

               [Series E Preferred Stock Amount] divided by [Series E Preferred Stock]

        9. Series E Preferred Stock Unit Maximum Amount Exchange Ratio per Series E Preferred Stock Unit equals:

               [Series E Preferred Stock Unit Maximum Amount] divided by [Series E Preferred Stock Units]

        10.    Common Stock Exchange Ratio per Common Stock share equals:

               [Common Stock Amount] divided by [Common Stock]




                                       2.

B. The Merger Consideration Shares shall be allocated among and distributed to the holders of the Company Stock in the priorities set forth below:

        1.     Merger Consideration Shares:
               Less:  Stevenson Compensation Shares:

        2.     Shares Available for Distribution, if any:
               Less:  Senior Employee Preferred Stock Amount(1):

        3.     Shares Available for Distribution, if any:
               Less:  Series A Preferred Stock Amount:

        4.     Shares Available for Distribution, if any:
               Less:  Senior Preferred Stock Amount:

        5.     Shares Available for Distribution, if any:
               Less:  Series E Preferred Stock Amount:

        6.     Shares Available for Distribution, if any:
               Less:  Series E Preferred Stock Maximum
               Amount:

        7.     Common Stock Amount:


--------
(1) Only to the extent that such shares are authorized by the Certificate of Incorporation of Total Sports.


                                       3.

C. The Exchange Ratios shall be determined in accordance with the formulas set forth above in paragraph B and by reference to the following defined terms. Capitalized terms not defined in this Exhibit shall have the same definitions and meanings ascribed to such terms in the Agreement.

        1. Merger Consideration Shares means an aggregate of 15,000,000 shares of Parent Common Stock, subject to adjustment as set forth in the Agreement.

        2. Senior Employee Preferred Stock means the number of shares of Senior Employee Preferred Stock which may be acquired pursuant to options granted and vested under the 2000 Stock Plan which remain outstanding as of the Effective Date.

        3. Senior Employee Preferred Stock Amount means a number of shares of Parent Common Stock equal to the product of (i) the Merger Consideration Shares, (ii) eight (8%) percent and (iii) the fraction (expressed as a percentage) of which the numerator is the Senior Employee Preferred Stock and the denominator is 3,200,000.

        4. Series A Preferred Stock means the number of shares of the Company's Series A Redeemable Preferred Stock issued and outstanding and the number of shares of the Company's Series A Redeemable Preferred Stock issuable upon exercise of options or warrants outstanding as of the Effective Date.

        5. Series A Preferred Stock Amount means the amount if any, remaining after payment of the Stevenson Compensation Shares and Senior Employee Preferred Stock Amount, in an amount of shares of Parent Common Stock equal to the quotient of (i) the product of
               (A) the Series A Preferred Stock and (B) the Series A Liquidation Preference and (ii) the Effective Date Value.

        6. Series A Liquidation Preference means an aggregate amount equal to $10.00 for each share of Series A Preferred Stock outstanding (as defined in Definition 4), plus accrued but unpaid dividends at the rate of $1.20 per share per annum accruing each year beginning on the date of issuance of such shares of Series A Preferred Stock.

        7. Series A Preferred Stock Units means the aggregate number determined by taking the quotient of (i) the Series A Liquidation Preference for each share of Series A Preferred Stock and (ii) $10.00. The Series A Preferred Stock Amount shall be


                                       4.

               allocated among the holders of Series A Preferred Stock by reference to the number of Units held by each such holder in relation to the total number of Series A Preferred Stock Units.

        8. Series B Preferred Stock means the number of shares of the Company's Series B Convertible Preferred Stock issued and outstanding and the number of shares of the Company's Series B Convertible Preferred Stock issuable upon exercise of options or warrants outstanding as of the Effective Date.

        9. Series B Preferred Stock Amount means a number of shares of Parent Common Stock, if any, remaining after payment of the Stevenson Compensation Shares, Senior Employee Preferred Stock Amount and Series A Preferred Stock Amount, in an amount equal to the quotient of (i) the amount to be distributed to the holders of Series B Preferred Stock calculated under the Senior Preferred Stock Amount and designated as the Series B Liquidation Amount and assuming the exercise in full of all warrants to purchase the Company's Series B Preferred Stock which remain outstanding as of the Effective Date and (ii) the Effective Date Value.

        10. Series B Liquidation Preference means an aggregate amount equal to $4.492 for each share of Series B Preferred Stock (as set forth in Definition 8), plus accrued but unpaid dividends at the rate of $0.54 per share per annum accruing each year beginning on the date of issuance of such shares of Series B Preferred Stock.

        11. Series B Conversion Amount means the value of the portion of Merger Consideration Shares based upon the Effective Date Value which would have been paid with respect to the aggregate number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, assuming the conversion on a one-to-one basis of all Senior Preferred Stock immediately prior to the Effective Date.

        12. Series B Preferred Stock Units means the aggregate number determined by taking the quotient of (i) the Series B Liquidation Preference for each share of Series B Preferred Stock and (ii) $4.492; provided, however if a holder of Series B Preferred Stock receives the Series B Conversion Amount in lieu of the Series B Liquidation Preference for its Series B Preferred Stock, the number of Units held by such holder shall be equal to the number of shares of Series B Preferred Stock held by such holder. The Series B Preferred Stock Amount shall be allocated among the holders of Series B Preferred Stock by reference to the number of Units held by each such holder in relation to the total number of Series B Preferred Stock Units.


                                       5.

        13. Series C Preferred Stock means the number of shares of the Company's Series C Convertible Preferred Stock issued and outstanding and the number of shares of Series C Preferred Stock issuable upon exercise of options or warrants outstanding as of the Effective Date.

        14. Series C Preferred Stock Amount means a number of shares of Parent Common Stock, if any, remaining after payment of the Stevenson Compensation Shares, Senior Employee Preferred Stock Amount and Series A Preferred Stock Amount, in an amount equal to the quotient of (i) the amount to be distributed to the holders of Series C Preferred Stock calculated under the Senior Preferred Stock Amount and designated as the Series C Liquidation Amount divided by (ii) the Effective Date Value.

        15. Series C Liquidation Preference means an aggregate amount equal to $7.106 for each share of Series C Preferred Stock (as set forth in Definition 13) plus accrued but unpaid dividends at the rate of $0.85 per share per annum accruing each year beginning on the date of issuance of such shares of Series C Preferred Stock.

        16. Series C Conversion Amount means the value of the portion of Merger Consideration Shares based upon the Effective Date Value which would have been paid with respect to the aggregate number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, assuming the conversion on a one-to-one basis of all outstanding Senior Preferred Stock immediately prior to the Effective Date.

        17. Series C Preferred Stock Units means the aggregate number determined by taking the quotient of (i) the Series C Liquidation Preference for each share of Series C Preferred Stock and (ii) $7.106; provided, however if a holder of Series C Preferred Stock receives the Series C Conversion Amount in lieu of the Series C Liquidation Preference for its Series C Preferred Stock, the number of Units held by such holder shall be equal to the number of shares of Series C Preferred Stock held by such holder. The Series C Preferred Stock Amount shall be allocated among the holders of Series C Preferred Stock by reference to the number of Units held by each such holder in relation to the total number of Series C Preferred Stock Units.

        18. Series C1 Preferred Stock means the number of shares of the Company's Series C1 Convertible Preferred Stock issued and outstanding and the number of shares of Series C1 Preferred Stock issuable upon exercise of options or warrants outstanding as of the Effective Date.


                                       6.

        19. Series C1 Preferred Stock Amount means a number of shares of Parent Common Stock, if any, remaining after payment of the Stevenson Compensation Shares, Senior Employee Preferred Stock Amount and Series A Preferred Stock Amount, in an amount equal to the quotient of (i) the amount to be distributed to the holders of Series C1 Preferred Stock calculated under the Senior Preferred Stock Amount and designated as the Series C1 Liquidation Amount and (ii) the Effective Date Value.

        20. Series C1 Liquidation Preference means an aggregate amount equal to $9.49 for each share of Series C1 Preferred Stock (as set forth in Definition 18) plus accrued but unpaid dividends at the rate of $1.14 per share per annum accruing each year beginning on the date of issuance of such shares of Series C1 Preferred Stock.

        21. Series C1 Conversion Amount means the value of the portion of Merger Consideration Shares based upon the Effective Date Value which would have been paid with respect to the aggregate number of shares of Common Stock issuable upon conversion of the Series C1 Preferred Stock assuming the conversion on a one-to-one basis of all outstanding Senior Preferred Stock immediately prior to the Effective Date.

        22. Series C1 Preferred Stock Units means the aggregate number determined by taking the quotient of (i) the Series C1 Liquidation Preference for each share of Series C1 Preferred Stock and (ii) $9.49; provided, however, if a holder of Series C1 Preferred Stock receives the Series C1 Conversion Amount in lieu of the Series C1 Liquidation Preference for its Series C1 Preferred Stock, the number of Units held by such holder shall be equal to the number of shares of Series C1 Preferred Stock held by such holder. The Series C1 Preferred Stock Amount shall be allocated among the holders of Series C1 Preferred Stock by reference to the number of Series C1 Preferred Stock Units held by each such holder in relation to the total number of Series C1 Preferred Stock Units.

        23. Series D Preferred Stock means the number of shares of the Company's Series D Convertible Preferred Stock issued and outstanding and the number of shares of the Company's Series D Convertible Preferred Stock issuable upon exercise of options or warrants outstanding as of the Effective Date.

        24. Series D Preferred Stock Amount means a number of shares of Parent Common Stock, if any, remaining after payment of the Stevenson Compensation Shares, Senior Employee Preferred Stock Amount and Series A Preferred Stock Amount,



                                       7.

               in an amount equal to the quotient of (i) the amount to be distributed to the holders of Series D Preferred Stock and calculated under the Senior Preferred Stock Amount as the Series D Liquidation Amount and assuming the exercise in full of all warrants to purchase the Company's Series D Preferred Stock which remain outstanding as of the Effective Date and (ii) the Effective Date Value.

        25. Series D Liquidation Preference means an aggregate amount equal to $33.18 for each share of Series D Preferred Stock (as set forth in Definition 23), plus accrued but unpaid dividends at the rate of $1.99 per share per annum accruing each year beginning on the date of issuance of such shares of Series D Preferred Stock.

        26. Series D Conversion Amount means the value of the portion of Merger Consideration Shares based upon the Effective Date Value which would have been paid with respect to the aggregate number of shares of Common Stock issuable upon Conversion of the Series D Preferred Stock assuming the conversion on a one-to-one basis of all outstanding Senior Preferred Stock immediately prior to the Effective Date.

        27. Series D Preferred Stock Units means the aggregate number determined by taking the quotient of (i) the Series D Liquidation Preference for each share of Series D Preferred Stock and (ii) $33.18; provided, however, if a holder of Series D Preferred Stock receives the Series D Conversion Amount in lieu of the Series D Liquidation Preference for its Series D Preferred Stock, the number of Units held by such holder shall be equal to the number of shares of Series D Preferred Stock held by such holder. The Series D Preferred Stock Amount shall be allocated among the holders of Series D Preferred Stock by reference to the number of Series D Preferred Stock Units held by each such holder in relation to the total number of Series D Preferred Stock Units.

        28. Series D1 Preferred Stock means the number of shares of the Company's Series D1 Convertible Preferred Stock issued and outstanding and the number of shares of the Company's Series D1 Convertible Preferred Stock issuable upon exercise of options or warrants outstanding as of the Effective Date.

        29. Series D1 Preferred Stock Amount means a number of shares of Parent Common Stock, if any, remaining after payment of the Stevenson Compensation Shares, Senior Employee Preferred Stock Amount and Series A Preferred Stock Amount, in an amount equal to the quotient of (i) the amount to be distributed to the holders of Series D1 Preferred Stock and calculated under the Senior Preferred Stock Amount as the Series D1 Liquidation Amount and assuming the exercise in


                                       8.

               full of all warrants to purchase the Company's Series D1 Preferred Stock which remain outstanding as of the Effective Date and (ii) the Effective Date Value.

        30. Series D1 Liquidation Preference means an aggregate amount equal to $16.59 for each share of Series D1 Preferred Stock (as set forth in Definition 26), plus accrued but unpaid dividends at the rate of $1.99 per share per annum accruing each year beginning on the date of issuance of such shares of Series D1 Preferred Stock.

        31. Series D1 Conversion Amount means the value of the portion of Merger Consideration Shares based upon the Effective Date Value which would have been paid with respect to the aggregate number of shares of Common Stock issuable upon conversion of the Series D1 Preferred Stock assuming the conversion on a one-to-one basis of all outstanding Senior Preferred Stock immediately prior to the Effective Date.

        32. Series D1 Preferred Stock Units means the aggregate number determined by taking the quotient of (i) the Series D1 Liquidation Preference for each share of Series D1 Preferred Stock and (ii) $16.59; provided, however, if a holder of Series D1 Preferred Stock receives the Series D1 Conversion Amount in lieu of the Series D1 Liquidation Preference for its Series D1 Preferred Stock, the number of Units held by such holder shall be equal to the number of shares of Series D1 Preferred Stock held by such holder. The Series D1 Preferred Stock Amount shall be allocated among the holders of Series D1 Preferred Stock by reference to the number of Series D1 Preferred Stock Units held by each such holder in relation to the total number of Series D1 Preferred Stock Units.

        33. Series E Preferred Stock means the number of shares of the Company's Series E Convertible Preferred Stock issued and outstanding and the number of shares of the Company's Series E Preferred Stock issuable upon exercise of options or warrants outstanding as of the Effective Date.

        34. Series E Preferred Stock Amount means the number of shares of Parent Common Stock, if any, remaining after payment of the Stevenson Compensation, Senior Employee Preferred Stock Amount, Series A Preferred Stock Amount and Senior Preferred Stock Amount, in an amount equal to the quotient of (i) the product of
               (A) the amount, if any, by which $32.11 exceeds the per share amount, if any, distributable on each share of Common Stock and
               (B) the Series E Preferred Stock, and (ii) the Effective Date Value, where the Common Stock Amount is calculated by assuming the Series E Preferred Stock Amount to be the quotient of


                                       9.

               (i) the product of (A) $32.11 and (B) the Series E Preferred Stock and (ii) the Effective Date Value.

        35. Series E Preferred Stock Unit means the number of shares of Series E Preferred Stock held by the holders of Common Stock.

        36. Series E Preferred Stock Unit Maximum Amount means an amount, if any, remaining after payment of the Stevenson Compensation, Senior Employee Preferred Stock Amount, Series A Preferred Stock Amount and Senior Preferred Stock Amount, in an amount equal to the quotient of (i) the product of (A) $32.11, minus any amounts distributed with respect to the Series E Preferred Stock or the per share amount distributable on each share of Common Stock, and
               (B) the Series E Preferred Stock Units and (ii) the Effective Date Value.

        37. Common Stock means the number of shares of the Company's Common Stock issued and outstanding and the number of shares of the Company's Common Stock issuable upon the exercise of options and warrants outstanding as of the Effective Date.

        38. Common Stock Amount means the number of Merger Consideration Shares, if any, remaining to be distributed after payment of the Stevenson Compensation Shares, Senior Employee Preferred Stock Amount, the Series A Preferred Stock Amount, the Senior Preferred Stock Amount, the Series E Preferred Stock Amount and the Series E Preferred Stock Unit Minimum Amount.

        39. Effective Date Value means the average of the last sales price of Parent Common Stock quoted on the NASDAQ Stock Market for the five consecutive business days ending on the day immediately prior to the Effective Date.

        40. Stevenson Compensation Shares means the aggregate number of the Merger Consideration Shares payable to Gary Stevenson pursuant to his agreement with the Company as of the Effective Time.

        41. Senior Preferred Stock Amount means the number of Merger Consideration Shares, if any, remaining after payment of the Stevenson Compensation Shares, Senior Employee Preferred Stock Amount, Series A Preferred Stock Amount and payable to all Senior Preferred Stock, in an amount equal to the greater of the quotient of (i) (A) the Senior Preferred Stock Liquidation Preference, or (B) the Senior Conversion Amount and (ii) the Effective Date Value; provided, however,


                                      10.

               that if (A) the amount of the Senior Preferred Stock Liquidation Preference is greater than the amount of the Senior Conversion Amount, and (B) the Effective Date Value of the Merger Consideration Shares distributable to the holders of Senior Preferred Stock is less than the Senior Preferred Stock Liquidation Preference, then the amount of Merger Consideration Shares available to be distributed to the holders of Senior Preferred Stock shall be distributed ratably among the holders of Senior Preferred Stock in proportion to the Series B Liquidation Preference, Series C Liquidation Preference, Series C1 Liquidation Preference, Series D Liquidation Preference and Series D1 Liquidation Preference. Notwithstanding the foregoing, in the event that the Senior Conversion Amount exceeds the Senior Preferred Stock Liquidation Preference, but the per share amount determined with respect to the Senior Conversion Amount is less than the per share amount payable under the Series B Liquidation Preference, the Series C Liquidation Preference, the Series C1 Liquidation Preference, the Series D Liquidation Preference or the Series D1 Liquidation Preference, individually, then any holder of Senior Preferred Stock may elect to receive its respective liquidation preference for such holder's Senior Preferred Stock in lieu of the Senior Conversion Amount and the amount payable with respect to any non-electing holders of Senior Preferred Stock shall be adjusted to reflect the priority of such payment. (For example, if the Senior Conversion Amount equates to a Series D Conversion Amount equal to $28.00 per share, the Series D Liquidation Preference per share would be greater than this value. In this scenario, the holder of Series D Preferred Stock could elect to receive the Series D Liquidation Preference in lieu of the Series D Conversion Amount; if the holders so elected, the Senior Conversion Amount would be reduced by the value of the Series D Liquidation Preference.) Each amount calculated under this definition with respect to the Series B Preferred Stock, the Series C Preferred Stock, the Series C1 Preferred Stock, the Series D Preferred Stock, and the Series D1 Preferred Stock and included in this Senior Preferred Stock Amount shall be designated respectively as the Series B Liquidation Amount, the Series C Liquidation Amount, the Series C1 Liquidation Amount, the Series D Liquidation Amount and the Series D1 Liquidation Amount.

        42.    Senior Preferred Stock Liquidation Preference means the sum of
               (i) the Series B Liquidation Preference; (ii) the Series C Liquidation Preference; (iii) the Series C1 Liquidation Preference; (iv) the Series D Liquidation Preference and (v) the Series D1 Liquidation Preference.

        43. Senior Conversion Amount means the sum of (i) the Series B Conversion Amount; (ii) the Series C Conversion Amount; (iii) the Series C1 Conversion Amount; (iv) the Series D Conversion Amount and (v) the Series D1 Conversion Amount.


                                      11.

        44. Senior Preferred Stock means collectively the Series B Preferred Stock, the Series C Preferred Stock the Series C1 Preferred Stock, the Series D Preferred Stock and the Series D1 Preferred Stock.

        45. Company Stock means collectively the Common Stock, Senior Employee Preferred Stock, Senior Preferred Stock and Series E Preferred Stock, including shares of Company Stock issuable upon exercise of outstanding options or warrants.






                                      12.

                                    EXHIBIT C

                        CLOSING BALANCE SHEET PRINCIPLES


1. For purposes of Section 1.10 of the Agreement and this Exhibit C, "Net Deficit" means the total assets of the Acquired Corporations minus the total liabilities of the Acquired Corporations, in each case on a consolidated basis, which total liabilities will include, without limitation, any current liabilities, long term liabilities, redeemable preferred stock, and any other commitments and contingencies requiring accrual in accordance with generally accepted accounting principles.

2. Except as otherwise set forth in this Exhibit C, the Closing Balance Sheet will be prepared in accordance with generally accepted accounting principles.

3. Except as otherwise set forth in this Exhibit C, the Closing Balance Sheet will reflect all assets and liabilities of the Acquired Corporations that arise upon or as a consequence of the Merger, except that the Closing Balance
Sheet:

        (a) will be prepared as if the Acquired Corporations had not paid or incurred liability for any Company Transaction Expenses;

        (b) will include all liabilities and adjustments necessary to fairly reflect (1) if the Offline Publishing Business is divested or discontinued on or prior to the Closing Date, the effects of such divestiture or discontinuation, or (2) if the Offline Publishing Business is not divested or discontinued on or prior to the Closing Date, the effects of the discontinuation of such business effective as of the Closing Date;

        (c) will not include any liabilities in respect of the Patent Claims (as defined in Section 9.4); and

        (d) will disregard (i) any shares of Parent Common Stock received by the Company in connection with Parent's purchase of the Company's membership interest in Golf.com, L.L.C. and (ii) any receivables from Parent under the Production Services Agreement dated June 8, 2000 between Golf.com, L.L.C. and the Company.




                                       1.

                                    EXHIBIT D

              FORM OF OPINION OF WYRICK ROBBINS YATES & PONTON LLP

Agreements = Merger Agreement and Parent Stockholder Voting Agreements

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own its property and assets, to conduct its business as such business is currently being conducted, to enter into the Agreements and to consummate the transactions contemplated thereby. To our knowledge, the Company is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where the failure to qualify would have a Material Adverse Effect on the Company.

3. All corporate action required to be taken on the part of the Company and its stockholders to authorize the Agreements and consummate the transaction contemplated thereby has been taken.

4. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance and injunctive relief.

5. The execution and delivery of the Agreements and the consummation by the Company of the merger contemplated thereby are not prohibited by, and will not violate or conflict with (i) any provision of the certificate of incorporation or bylaws of the Company, (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors, (iii) to the best of our knowledge, subject to receipt by the Company of the third-party consents identified on the Company Disclosure Schedule, any material Contract of the Company or, to the best of our knowledge, any of its Subsidiaries, except as would not be expected to have a Material Adverse Effect on the Company, or (iv) any law, rule or regulation, the violation or contravention of which would be expected to have a Material Adverse Effect on the Company.

6. To our knowledge, except as set forth in the Disclosure Schedule, there are no civil, criminal or administrative actions, suits or proceedings pending or threatened against the Company before any court, arbitrator, or administrative,


                                       1.

        governmental or regulatory authority, domestic or foreign, that question the validity or enforceability of the Agreements or the right of the Company to enter into the Agreements or could have a Material Adverse Effect on the Company.

7. Immediately prior to the Effective Time, the authorized capital stock of the Company consisted of (i) 20,000,000 shares of Common Stock and (ii) 7,500,000 shares of Company Preferred Stock, of which 761,903 are undesignated Preferred Stock (none of which are outstanding), 125,000 are designated Series A Redeemable Preferred Stock, par value $10.00 per share, 518,841 are designated Series B Convertible Preferred Stock, par value $4.492 per share, 1,418,200 are designated Series C Convertible Preferred Stock, par value $.001 per share, 630,756 are designated Series C1 Convertible Preferred Stock, par value $.001 per share, 2,230,260 are designated Series D Convertible Preferred Stock, par value $.001 per share, 1,003,617 are designated Series D1 Convertible Preferred Stock, par value $.001 per share, and 811,423 are designated Series E Convertible Preferred Stock, par value $.001 per share, of the Company. 125,000, 445,263, 1,418,200, 630,756, 2,140,873, 0, and 811,423
        shares of Series A Redeemable Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C1 Convertible Preferred Stock, Series D Convertible Preferred Stock, Series D1 Convertible Preferred Stock and Series E Convertible Preferred Stock, respectively, have been issued and are outstanding as of the date of this Agreement, based upon the Company's records, which are to our knowledge, accurate. To our knowledge, based upon a certificate of an officer of the Company, all of the outstanding shares of capital stock of the Company which have been issued have been duly authorized and validly issued, and are fully paid and non-assessable. To our knowledge, all of the outstanding shares of capital stock of the Company were issued in transactions exempt from the registration requirements of
        Section 5 of the Securities Act of 1933, as amended. To our knowledge, except as set forth in the Disclosure Schedule, none of the outstanding shares of the Company Common Stock or Company Preferred Stock is subject to any repurchase option or restrictions on transfer in favor of, or imposed by, the Company (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws). Except as set forth in the Agreement and on the Disclosure Schedule, to our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company.

9. Immediately prior to the Closing Date, except as set forth in the Disclosure Schedule, to our knowledge there was no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from the Company any authorized but unissued shares of the capital stock or other securities of the Company; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or (c) contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.


                                       2.

                                    EXHIBIT E

                      FORM OF OPINION OF COOLEY GODWARD LLP

        We have acted as counsel for Quokka Sports, Inc., a Delaware corporation (the "Company"), in connection with that certain Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of July 20, 2000, by and between the Company and Total Sports, Inc., a Delaware corporation ("Seller"). We are rendering this opinion pursuant to Section 7.5(b) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

        In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

        In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement, the Escrow Agreement and the Company Stockholder Voting Agreements (collectively, the "Agreements")), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreements; that the Agreement is an obligation binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

        Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of Delaware. Our opinion in paragraph 4 below as to the validity, binding effect and enforceability of the Agreements is premised upon the result that would obtain if a California court were to apply the internal laws of the State of California to the interpretation and enforcement of the Agreements. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.


                                       1.

        With regard to our opinion in paragraph 8 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

        On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

4. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

5. The Company has the requisite corporate power to own its property and assets, to conduct its business as such business is currently being conducted, to enter into the Agreements and to consummate the transactions contemplated thereby. To our knowledge, the Company is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where the failure to qualify would have a Material Adverse Effect on the Company.

6. All corporate action required to be taken on the part of the Company to authorize the Agreements and consummate the transaction contemplated thereby has been taken.

7. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance and injunctive relief.

8. The execution and delivery of the Agreements and the consummation by the Company of the merger contemplated thereby are not prohibited by, and will not violate or conflict with (i) any provision of the certificate of incorporation or bylaws of the Company, (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors, (iii) to the best of our knowledge, any material Contract of the Company or, to the best of our knowledge, any of its Subsidiaries, except as would not be expected to have a Material Adverse Effect on the Company, or (iv) any law, rule or regulation, the violation or contravention of which would be expected to have a Material Adverse Effect on the Company.

9. To our knowledge, except as set forth in the Parent Disclosure Schedule, there are no civil, criminal or administrative actions, suits or proceedings pending or threatened against the Company before any court, arbitrator, or administrative, governmental or regulatory authority, domestic or foreign, that question the validity or enforceability of the Agreements or the right of


                                       2.

the Company to enter into the Agreements or could have a Material Adverse Effect on the Company.

10. The shares of Parent Common Stock to be issued pursuant to the Agreement have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, outstanding, fully paid and nonassessable.

11. Immediately prior to the Effective Time, the authorized capital stock of the Company consisted of (i) [110,000,000] shares of Common Stock, of which __________ are issued and outstanding based upon the Company's records, which are to our knowledge, accurate, and (ii) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding. To our knowledge, all of the outstanding shares of capital stock of the Company which have been issued have been duly authorized and validly issued, and are fully paid and non-assessable.

        This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.







                                       3.

                                    EXHIBIT F

                            FORM OF ESCROW AGREEMENT

        THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of ______, 2000 by and among: QUOKKA SPORTS, INC., a Delaware corporation ("Parent") _________________, as the designated company agent appointed pursuant to the Merger Agreement ("Designated Company Agent"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association (the "Escrow Agent").

                                    RECITALS

        A. Parent and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of July ____, 2000 (the "Merger Agreement"), pursuant to which the Parent will be the surviving corporation, the Company will cease to exist and the Company's stockholders and Gary Stevenson ("Escrow Stockholders") will have the right to receive shares of Common Stock of Parent.

        B. Section 1.8 of the Merger Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Company under Section 9 of the Merger Agreement.

        C. Pursuant to Section 10.1 of the Merger Agreement and Section 10 of this Agreement, the Escrow Stockholders have irrevocably appointed ________________, as representative, to serve as Designated Company Agent for, among other things, all matters set forth in Section 9 of the Merger Agreement.

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

        1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement, a copy of which is attached hereto.

        2.     ESCROW AND INDEMNIFICATION.

               (a) SHARES PLACED IN ESCROW. At the Effective Time, which shall be set forth in a written notice by Parent to Escrow Agent: Parent shall issue and deliver to Escrow Agent certificates for shares of Parent Common Stock registered in the name of "Embassy & Co.," the nominee of the Escrow Agent, representing the amounts with respect to the Escrow Stockholders as set forth on EXHIBIT A hereto (the total number of such Parent Common Stock being placed in escrow at the Effective Time being referred to herein as the "Initial Escrow Shares"), evidencing the shares of Parent Common Stock to be held in escrow in accordance with this Agreement and containing the following legend: "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN ESCROW AGREEMENT, DATED AS OF ________, 2000, BY AND AMONG QUOKKA SPORTS, INC., A DESIGNATED COMPANY AGENT IDENTIFIED THEREIN AND STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A."



                                       1.

(the "Escrow Legend"). The shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Escrow Shares"), together with any Escrow Cash (as defined below) resulting from the sale by Escrow Agent of Escrow Shares (as further described herein), shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Company under Section 9.2(a) of the Merger Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Escrow Stockholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

               (b) VOTING OF ESCROW SHARES. The Escrow Stockholders, as beneficial owners of the Escrow Shares, shall be entitled to exercise all voting rights with respect to such Escrow Shares and the Escrow Agent shall not have any authority to exercise any such voting rights. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Shares. The Escrow Agent shall be under no obligation to preserve, protect or exercise rights in the Escrow Shares, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement. The Escrow Agent shall not be responsible for forwarding to any party, notifying any party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from the issuer or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights (such materials being referred to generally as "Proxy Materials"); provided, however, that the Escrow Agent shall, within two (2) business days of receipt of Proxy Materials that entitle the Escrow Stockholders to vote, send to Parent's transfer agent a written notice identifying the number of Escrow Shares held in the Escrow Fund as of the record date set forth in the Proxy Materials (the "Record Date Escrow Shares"), including a copy of the pro rata interest of each Escrow Stockholder shown on EXHIBIT A, and requesting that the transfer agent
(i) distribute the Proxy Materials to the Escrow Stockholders as beneficial owners of the Escrow Shares and (ii) prepare proxy cards for each Escrow Stockholder entitling each such Escrow Stockholder to vote the number of shares (rounding down in order to avoid fractional shares) determined by multiplying the Record Date Escrow Shares by the pro rata interest of each Escrow Stockholder shown on EXHIBIT A.

               (c) DIVIDENDS, ETC. Any securities or other property distributable (whether by way of dividend, stock split or otherwise) in a tax-free transaction in respect of or in exchange for any Escrow Shares shall not be distributed to the Escrow Stockholders, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Ordinary cash dividends and any other taxable dividends, distributions or exchange proceeds will be paid by Parent directly to the Escrow Stockholders and not to the Escrow Agent. Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any Person pursuant to this Agreement, any securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.


                                       2.

               (d) TRANSFERABILITY. The interests of the Escrow Stockholders in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer.

               (e) FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down", no cash-in-lieu payments need to be made.

               (f) SALE OF ESCROW SHARES.

                      (i) VOLUNTARY SALE. Subject to the lockup restrictions identified below, the Designated Company Agent may direct the Escrow Agent to sell any or all of the Escrow Shares held in the Escrow Fund by delivery to the Escrow Agent and Parent of a written notice stating the number of Escrow Shares to be sold by the Escrow Agent and the minimum price per share to be realized from such sale (the "Sale Notice"). Notwithstanding anything to the contrary herein, without Parent's written consent (which consent the Escrow Agent shall not be required to request) the Escrow Agent shall not sell any of the Escrow Shares pursuant to this Section 2(f)(i) prior to the expiration of one year after the Closing Date, except for (a) up to an aggregate of 10% of the Initial Escrow Shares at any time after the Closing Date; (b) up to a cumulative aggregate of 22% of the Initial Escrow Shares at any time after the expiration of 90 days after the Closing Date; (c) up to a cumulative aggregate of 47% of the Initial Escrow Shares at any time after the expiration of 180 days after the Closing Date; and (d) up to a cumulative aggregate of 72% of the Initial Escrow Shares at any time after the expiration of 270 days after the Closing Date. To the extent directed to do so by the Designated Company Agent (and provided that the Sale Notice does not contemplate a sale of Escrow Shares in violation of the lockup restriction identified above), the Escrow Agent shall, pursuant to the provisions in Section 2(g) below, within two (2) business days of receipt of the Sale Notice (provided that the minimum price per share indicated may be realized) direct the sale of the number of Escrow Shares set forth in the Sale Notice and shall add the proceeds of such sale less commission and Escrow Agent fees (the "Transaction Fees") to the Escrow Fund (the proceeds, net of the Transaction Fees, being referred to as "Escrow Cash"). Any liability resulting from sales of Escrow Shares in violation of the lockup restrictions identified above shall not be borne by the Escrow Agent but rather shall be borne by the Escrow Stockholders indirectly as a result of their pro rata interest in the Escrow Fund.

                      (ii) REQUIRED SALE. Satisfaction of any indemnification claim pursuant to this Agreement shall be made only with Escrow Cash and not with Escrow Shares.

                             (A) In order to satisfy any claims pursuant to
Section 3 hereunder, the Designated Company Agent shall direct the Escrow Agent to sell such number of Escrow Shares held in the Escrow Fund as shall be necessary to satisfy such claim by delivery to the Escrow Agent of a written notice stating the number of Escrow Shares to be sold. To the extent directed to do so by the Designated Company Agent, the Escrow Agent shall, pursuant to


                                       3.

the provisions in Section 2(g) below, within two (2) business days of receipt of such notice sell such number of Escrow Shares as is designated by the Designated Company Agent, and shall add the Escrow Cash realized by the sale to the Escrow Fund.

                             (B) In the event the Designated Company Agent shall
be deemed to have agreed (pursuant to Sections 3(b), (c) or (g) hereunder) that Escrow Shares shall be sold by the Escrow Agent to satisfy an indemnification claim, the Escrow Agent shall sell such number of Escrow Shares held in the Escrow Fund as shall be necessary to satisfy such claim and shall add the Escrow Cash realized by the sale to the Escrow Fund.

               (g) MECHANICS OF SALE OF ESCROW SHARES.

                      (i) In connection with any sale of Escrow Shares pursuant to Section 2(f) of this Agreement, the Escrow Agent shall be entitled to receive and rely upon, prior to taking action in that regard, written direction from the Designated Company Agent as to the manner and method to be undertaken in carrying out such sale, including without limitation written direction (i) identifying the number of Escrow Shares to be sold and (ii) identifying the brokerage firm the Designated Company Agent requests to be used or instructing the Escrow Agent to use a brokerage service of its choice, and (iii) setting forth any necessary or special instructions with respect to the sale (including any stop loss or minimum price per share instruction); and the Designated Company Agent shall execute and deliver any instruments reasonably required by the Escrow Agent in order to carry out such sale.

                      (ii) The Escrow Agent shall have no responsibility in connection with such sale other than to make delivery of the Escrow Shares to the selected brokerage firm, with instruction (including any special instruction provided by the Designated Company Agent), and to receive and deposit into the Escrow Fund the Escrow Cash received therefrom. The Escrow Agent shall have no liability for any actions or omissions of any such brokerage firm and shall have no liability for the price or execution achieved. Without limiting the generality of the foregoing, the Designated Company Agent expressly acknowledges that (a) the Escrow Shares may need to be sent to a transfer agent to be reissued in saleable form, (b) the Escrow Shares may contain or be subject to transfer restrictions that may limit their marketability and impose restrictions upon the number of types of purchasers to whom they can be offered or sold, and
(c) the Escrow Agent shall have no liability for any failure or delay (or any price change during such delay) on the part of the Designated Company Agent or any transfer agent, or caused by any necessary registration or delivery procedures, or compliance with any applicable transfer restrictions, involved in the sale of such Escrow Shares.

                      (iii) The Escrow Agent shall be entitled to contract with any brokerage firm (which may be selected by the Escrow Agent without liability on its part unless the Designated Company Agent shall have indicated a brokerage firm to be used, in which event such brokerage firm shall be used), which may be affiliated with the Escrow Agent. The Escrow Agent shall be indemnified hereunder for any costs, expenses and risks associated therewith or arising thereunder (other than resulting from its own gross negligence, bad faith or wilful misconduct), and the Escrow Cash attributable to the Escrow Fund shall be net of all brokerage commissions and charges (including the Escrow Agent's charges). Any Escrow Shares to be sold by the Escrow Agent pursuant to the terms of this Agreement shall reduce the Escrow


                                       4.

Shares attributable to the Escrow Stockholders on a pro rata basis, in proportion to their respective interests set forth on EXHIBIT A.

                      (iv) In connection with any sale of Escrow Shares, the Escrow Agent shall within five (5) business days of such sale, provide the Designated Company Agent and Parent with written notice of the Escrow Cash realized from such sale (net of all brokerage commissions and Escrow Agent charges). In addition, after satisfaction of a claim hereunder, the Escrow Agent shall within five (5) business days after satisfaction of such claim, provide the Designated Company Agent and Parent with a written notice of the Escrow Cash remaining in the Escrow Fund.

                      (v) In the event of a sale of Escrow Shares pursuant to
Section 2(f) hereunder, the Escrow Agent shall invest the Escrow Cash realized from the sale of Escrow Shares (within two (2) business days of receipt thereof) in the SSgA U.S. Treasury Money Market Fund; provided, however, that the Escrow Agent shall (within 2 business days of receipt of a written request from the Designated Company Agent) invest the Escrow Cash realized from a voluntary sale pursuant to Section 2(f)(i) hereunder in accordance with the Designated Company Agent's written request; provided, however, that the Designated Company Agent may only request that the investment of Escrow Cash be made in treasury or money market accounts of a nationally recognized financial institution (if the Escrow Agent is unable to determine whether the financial institution is nationally recognized, the Escrow Agent shall request and obtain Parent's consent prior to making the requested investment, which consent shall not be unreasonably withheld). Interest earnings on investments of Escrow Cash shall be reinvested by the Escrow Agent in the investment to which such interest earnings pertain unless otherwise instructed by the Designated Company Agent; provided, however, that if such reinvestment is impracticable, the Escrow Agent shall notify the Designated Company Agent requesting written instructions and, absent such written instructions, shall not reinvest such interest earnings. To the extent required by applicable laws or regulations, the Escrow Agent shall allocate any interest earnings resulting from any investment of the Escrow Cash to the Escrow Stockholders pro rata in accordance with each Escrow Stockholder's proportionate interest in the Escrow Shares.

        3. ADMINISTRATION OF ESCROW ACCOUNT. Except as otherwise provided herein, with respect to any claim pursuant to Section 9 of the Merger Agreement, the Escrow Agent shall be entitled to rely on the instructions of the Designated Company Agent on behalf of the Escrow Stockholders and shall administer the Escrow Account as follows:

               (a) If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of the Merger Agreement, such Indemnitee may deliver a claim notice (a "Claim Notice") to the Designated Company Agent and to the Escrow Agent, on or prior to, but not after, the one year anniversary of the Closing Date under the Merger Agreement (such one year anniversary being referred to herein as the "Termination Date"); provided, however, that if, at any time on or prior to the Termination Date, any Indemnitee (acting in good faith) delivers to the Designated Company Agent and the Escrow Agent a Claim Notice, then the claim asserted in such Claim Notice will survive the Termination Date until such time as such claim is fully and finally resolved in accordance with the provisions of this Section 3. The Escrow Agent shall not


                                       5.

be deemed to have knowledge of termination of this Agreement earlier than the Termination Date unless notice in writing of such earlier date has been provided by Parent. Each Claim Notice shall state that such Indemnitee is entitled to indemnification, compensation or reimbursement under Section 9.2(a) of the Merger Agreement and shall contain a brief description of the circumstances supporting such Indemnitee's belief and shall contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

               (b) Within 45 business days after receipt by the Designated Company Agent of a Claim Notice, the Designated Company Agent may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Designated Company Agent: (i) agrees that a whole number of Escrow Shares having a value equal to the full Claimed Amount shall be sold by the Escrow Agent pursuant to Sections 2(f) and
(g) and the Escrow Cash realized by the sale may be released from the Escrow Account to the Indemnitee; (ii) agrees that Escrow Shares having a value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") shall be sold by the Escrow Agent pursuant to Sections 2(f) and (g) and the Escrow Cash realized by the sale may be released from the Escrow Account to the Indemnitee or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 45 business-day period, then the Designated Company Agent shall be deemed to have agreed that Escrow Shares having a value equal to the full Claimed Amount shall be sold by the Escrow Agent pursuant to Sections 2(f) and (g) and the Escrow Cash realized by the sale may be released to the Indemnitee from the Escrow Account.

               (c) If the Designated Company Agent delivers a Response Notice agreeing that Escrow Shares having a value equal to the full Claimed Amount shall be sold by the Escrow Agent pursuant to Sections 2(f) and (g) and the Escrow Cash realized by the sale may be released from the Escrow Account to the Indemnitee, or if the Designated Company Agent does not deliver a Response Notice in accordance with Section 3(b) within the 45 business-day period specified in Section 3(b), the Escrow Agent shall within five (5) business days following the receipt of the Response Notice (or, if the Escrow Agent has not received a Response Notice, within three (3) business days following the expiration of the 45 business-day period referred to in Section 3(b)), sell or cause to be sold such Escrow Shares pursuant to Sections 2(f) and (g) and the Escrow Agent shall deliver or cause to be delivered to such Indemnitee the Escrow Cash realized by the sale. Such payment shall be deemed to be made in full satisfaction of the claim described in such Claim Notice and Escrow Agent shall not be liable for the Claim Amount so released.

               (d) If the Designated Company Agent delivers a Response Notice agreeing that Escrow Shares having a value equal to part, but not all, of the Claimed Amount shall be sold by the Escrow Agent pursuant to Sections 2(f) and
(g) and the Escrow Cash realized by the sale may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall within five (5) business days following the receipt of the Response Notice sell or cause to be sold such Escrow Shares pursuant to Sections 2(f) and (g) and the Escrow Agent shall deliver or cause to be delivered to such Indemnitee the Escrow Cash equal to the Agreed Amount.


                                       6.

               (e) If the Designated Company Agent delivers a Response Notice indicating that there is a Contested Amount, the Designated Company Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Designated Company Agent shall resolve such dispute, such resolution shall be binding on all of the Escrow Stockholders and all of the Indemnitees and a settlement agreement shall be signed by the Indemnitee and the Designated Company Agent and sent to the Escrow Agent, who shall, within five (5) business days following receipt thereof, if applicable, sell or cause to be sold pursuant to Section 2(g) Escrow Shares from the Escrow Account in accordance with such agreement and having a value approximately equal to the amount set forth in such settlement agreement (the "Settlement Amount") and shall deliver or cause to be delivered to the Indemnitee Escrow Cash equal to the Settlement Amount.

               (f) If the Designated Company Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 45 days after the delivery of the Claim Notice, then the Escrow Agent shall retain the Contested Amount in the Escrow Account until it receives either (i) a final non-appealable court order from a court of competent jurisdiction, or (ii) written instructions signed by Parent and the Designated Company Agent, in which case the Escrow Agent shall follow the instructions set forth in such court order or written instructions.

               (g) Any Escrow Cash released from the Escrow Account to an Indemnitee shall be deemed to reduce the Escrow Cash pro rata with respect to each Escrow Stockholder in accordance with each Escrow Stockholder's percentage interest in the Escrow Fund set forth in EXHIBIT A.

        4. RELEASE OF ESCROW SHARES AND ESCROW CASH.

               (a) Within five (5) business days after the Termination Date, the Escrow Agent shall distribute or cause the stock transfer agent for the Parent Common Stock to distribute to each of the Escrow Stockholders at such Escrow Stockholder's address set forth on EXHIBIT A (or at such other address(es) as the Designated Company Agent shall provide the Escrow Agent) such Escrow Stockholder's pro-rata portion of the Escrow Shares and Escrow Cash then held in escrow (less any shares or cash distributed to the Designated Company Agent pursuant to Section 10 hereof) and based on the percentage interests in the Escrow Fund set forth in EXHIBIT A; provided, however, that if prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with
Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares and/or Escrow Cash having a value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved.

               (b) The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, if a distribution of a number of shares of Parent Common Stock less than all of the Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificate(s). For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions


                                       7.

of Parent Common Stock shall be made to Parent or the Escrow Stockholders, as appropriate, at the addresses described in Section 11(b) or set forth on EXHIBIT A hereto. Whenever a distribution of Escrow Shares or Escrow Cash is to be made to the Escrow Stockholders, pro rata distributions shall be made to each of them based on their proportionate interest in the Escrow Fund and at their addresses set forth in EXHIBIT A.

               (c) Whenever a release of Escrow Shares occurs pursuant to the terms of this Agreement, the Escrow Agent shall be authorized to request and shall request that the transfer agent for the Parent Common Stock remove the Escrow Legend from the Escrow Shares being released.

               (d) In the event the Designated Company Agent has assumed the defense of a third-party claim pursuant to Section 9.6 of the Merger Agreement, the Designated Company Agent shall be authorized to direct the Escrow Agent to use Escrow Cash then held in the Escrow Fund (or to sell Escrow Shares pursuant to Section 2(f)(i) and use the Escrow Cash realized thereby) to cover the costs of such defense without regard to the lockup restrictions set forth in Section 2(f)(i) hereof. Upon receipt of a written notice from the Designated Company Agent specifying the amount of Escrow Cash to be distributed to cover the defense of such a third-party claim (or the number of Escrow Shares to be sold by the Escrow Agent pursuant to Section 2(f)(i)) and the manner of such distribution, the Escrow Agent shall so distribute the amount of Escrow Cash specified in such notice or sell the number of Escrow Shares specified in such notice and distribute the Escrow Cash realized thereby.

        5. STOCK SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 2(c) hereof. In the event of any such stock split or other similar occurrence, Parent and the Designated Company Agent shall deliver to the Designated Company Agent, within five (5) business days of such event, a revised EXHIBIT A setting forth the new number of Escrow Shares to be held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Parent Common Stock or other property pursuant to Section 2(c), the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.

        6. FEES AND EXPENSES. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with EXHIBIT B attached hereto, will be payable to the Escrow Agent. This annual Escrow Agent fee will cover the first twelve months of the escrow. In accordance with EXHIBIT B attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses, including those of its counsel, incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent, except for the payment of Transaction Fees (it being understood that the payment of Transaction Fees shall reduce the net


                                       8.

proceeds realized from the sale of Escrow Shares and shall have the effect of reducing the amount of Escrow Cash held in the Escrow Fund).

        7. LIMITATION OF ESCROW AGENT'S LIABILITY.

               (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only each of which are solely ministerial in nature, and shall have no duty under or obligation to determine compliance with, any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be deemed to be a fiduciary and shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages whatsoever, even if the Escrow Agent has been advised of the likelihood of such damages.

               (b) Parent hereby agrees to indemnify the Escrow Agent, its officers, directors, employees and agents for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

               (c) In the event that the Escrow Agent should at any time be (i) confronted with inconsistent or conflicting claims or demands by the other parties hereto or (ii) unsure of its duties hereunder, the Escrow Agent shall have the right to interplead the parties in any California court or any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Agreement and, upon doing so, the Escrow Agent shall be released from any obligations or liability to the other parties as a consequence of any such claims or demands. The Escrow Agent may consult counsel satisfactory to it, including in-house counsel, and will be protected in respect of any action taken or omitted in reliance thereon.

               (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business in any jurisdiction other than California. The Escrow Agent shall not be responsible for and shall not be under a duty to examine, inquire into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any amendment or supplement hereto.


                                       9.

        8. TERMINATION. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Shares sold and the Escrow Cash released in accordance with this Agreement.

        9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of a majority in interest of the Escrow Stockholders (which consent shall not be unreasonably withheld or delayed). If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent and the Designated Company Agent as to the transfer of the Escrow Fund to a successor escrow agent.

        10. DESIGNATED COMPANY AGENT. Pursuant to Section 10.1 of the Merger Agreement, the Company irrevocably appointed _______________, as Designated Company Agent, to act on behalf of the Company and the Escrow Stockholders as their agent for purposes of the Merger Agreement, which includes their consent to allow the Designated Company Agent to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, Escrow Cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises, comply with orders of courts with respect to such claims and to take all actions necessary or appropriate in the judgment of the Designated Company Agent for the accomplishment of the foregoing. Section 10.1 of the Merger Agreement provides that a majority in interest of the Escrow Stockholders shall appoint a new representative to serve as the Designated Company Agent if the person acting as the Designated Company Agent should die, become disabled or otherwise be unable to fulfill his or her responsibilities. The Designated Company Agent shall not be responsible for any act done or omitted thereunder as Designated Company Agent while acting in good faith and in the exercise of reasonable judgment. The Designated Company Agent shall be indemnified out of the Escrow Fund and held harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Designated Company Agent and arising out of or in connection with the acceptance or administration of the Designated Company Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Designated Company Agent. The Designated Company Agent shall be paid (i) the reasonable fees of the Designated Company Agent relating to his services performed in such capacity and (ii) all costs and expenses, including those of any legal counsel or other professional retained by the Designated Company Agent, in connection with the acceptance and administration of the Designated Company Agent's duties hereunder. Subject to the prior right of Parent to make claims for Damages, the Designated Company Agent


                                      10.

shall have the right to recover from the Escrow Fund, prior to any distribution to the Escrow Stockholders pursuant to Section 4(a) or Section 4(b) hereof, a number of Escrow Shares (or an equivalent amount of Escrow Cash then held in escrow) set forth in a certificate of the Designated Company Agent delivered to the Escrow Agent at least two (2) business days prior to the date on which a distribution is to be made to the Escrow Stockholders equal to the quotient obtained by dividing (i) any reasonable fees, costs and expenses set forth in such certificate, including those of any legal counsel or other professional retained by the Designated Company Agent, in connection with the acceptance and administration of the Designated Company Agent's duties hereunder, by (ii) the average of the closing sales price of Parent Common Stock on the Nasdaq National Market as reported in the Wall Street Journal for the twenty (20) trading days preceding the Closing Date under the Merger Agreement. The Escrow Agent shall not be required to verify or confirm the amounts set forth in such certificate or determine that reasonableness of such amounts and shall be entitled to rely on such certificate in making payments to Designated Company Agent hereunder. The Escrow Agent agrees to deliver to the Designated Company Agent such number of Escrow Shares, or an equivalent amount of Escrow Cash then held in escrow, prior to making any distribution of Escrow Shares or Escrow Cash to the Escrow Stockholders.

        11. MISCELLANEOUS.

               (a) ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto (other than the Escrow Agent, whose rights to reimbursement for its attorneys fees, costs and disbursement are set forth in Sections 6 and 7), the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

               (b) NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail or by courier or express delivery service) to the address set forth in Section 10.9 of the Merger Agreement or to the Escrow Agent at the address set forth below (or to such other address as such party shall have specified in a written notice given to the other parties hereto):

               State Street Bank and Trust Company of California, N.A. Corporate Trust Division
               633 West 5th Street, 12th Floor
               Los Angeles, CA  90071
               Attention: Corporate Trust Administration:
               [Quokka Sports, Inc./Total Sports Inc.]
               Telephone: (213) 362-7334

The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person if it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.


                                      11.

               (c) HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

               (d) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

               (e) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

               (f) SUCCESSORS AND ASSIGNS. No party hereto may assign or transfer any right or obligation under this Agreement without the written consent of the other parties hereto. Subject to the foregoing limitations, this Agreement shall inure to the benefit of Parent, Escrow Agent, the Designated Company Agent and the respective successors and assigns, if any, of the foregoing.

               (g) WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

               (h) AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that each of Parent and the Designated Company Agent may amend this Agreement solely to (i) add additional parties to EXHIBIT A as a result of death, divorce, mergers or similar events, upon execution of a counterpart signature page of this Agreement or (ii) to update EXHIBIT A appropriate contact information for Escrow Stockholders.

               (i) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

               (j) ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.


                                      12.

               (k) WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

               (l) TAX REPORTING INFORMATION AND CERTIFICATION OF TAX IDENTIFICATION Numbers.

                      (i) The parties hereto agree that, for tax reporting purposes, all taxable dividends, interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Escrow Stockholders in accordance with their percentage interests in the Escrow Fund set forth in EXHIBIT A.

                      (ii) Parent agrees to furnish the Escrow Stockholders with necessary tax forms to enable the Escrow Stockholders to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code, as it may be amended from time to time, to withhold and remit to the Internal Revenue Service a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

               (n) CONSTRUCTION. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                    [Signature Page Follows on the Next Page]



                                      13.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                        QUOKKA SPORTS, INC.

                                        Signature: ____________________________

                                        Printed Name: _________________________

                                        Title: ________________________________


                                        DESIGNATED COMPANY AGENT:

                                        Signature: ____________________________

                                        Printed Name: _________________________


                                        STATE STREET BANK AND TRUST
                                        COMPANY OF CALIFORNIA, N.A.,
                                        AS ESCROW AGENT

                                        Signature: ____________________________

                                        Printed Name: _________________________

                                        Title: ________________________________





                                       14.

                                    EXHIBIT A
                               ESCROW STOCKHOLDERS

---------------------------------------------------------------------------------------------------
                                                                   SHARES TO BE      PRO RATA
                                                                      HELD IN       PERCENTAGE
                                                                      ESCROW        INTEREST IN
        ESCROW STOCKHOLDER                     ADDRESS                ACCOUNT       ESCROW FUND
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
TOTAL                                                                                 100.00%
---------------------------------------------------------------------------------------------------




                                       15.

                                    EXHIBIT B
                       STATE STREET BANK AND TRUST COMPANY
                               OF CALIFORNIA, N.A.
                      Schedule of Fees for Escrow Services
                               Project Deep South

ACCEPTANCE FEE:                                                                      $750.00

        This one-time charge, payable at closing, includes acceptance and assumption of responsibility and duties as Escrow Agent; review and comment on the form of agreement; and establishment of account(s) in accordance with governing document.

LEGAL COUNSEL:                                                                       AT COST

ESCROW AGENT FEE:                                                                  $3,500.00

        Payable at funding and annually thereafter, if applicable. Compensates
        State Street for administrative services in accordance with the Escrow
        Agreement.

        ADDITIONAL FEES, IF APPLICABLE:

        PRO-RATA PERCENTAGE: Should the Escrow Agreement require pro-rata distribution of principal cash or investment income to the beneficiaries, STATE STREET WILL ASSESS an additional $100, for each beneficiary pro-rata distribution, which may be offset at State Street's discretion against each distribution.

        DIRECTED SALE: State Street will charge $500.00, plus broker commission, for each Directed Sale. In addition, if State Street is required to retain the proceeds from the Directed Sale, an annual fee of $250.00 will be charged to open and maintain a segregated account. THE FEES
        ASSOCIATED WITH A DIRECTED SALE, SHAREHOLDER ACCOUNTING AND INVESTMENT
        FEES, IN ANY, WILL BE PAID FROM THE PROCEEDS OF SUCH SALE.

CLAIMS (if applicable):

        Uncontested                                                                  $500.00
        Contested                                                             BILLED AT COST

WIRE TRANSFER FEE (This fee will be deducted from wire amount, if applicable)

        International                                                                 $40.00
        Domestic                                                                      $20.00

INVESTMENT FEE:                                                                       $65.00

        Per security purchased (i.e. Treasuries, Agencies, etc.)

INVESTMENT IN STATE STREET INVESTMENT VEHICLES:                     40 BASIS POINTS (.0040)

        (Calculated on the Average Daily Net Assets)

INVESTMENT VEHICLES:

        SSgA Prime Money Market Fund
        SSgA US Treasury Money Market Fund
        SSgA Tax Free Money Market Fund

OUT-OF-POCKET EXPENSE:                                                               AT COST

The transaction underlying this proposal, and all related documentation, is subject to review and acceptance by State Street in accordance with its policies and procedures. Should the actual transaction materially differ from the assumptions used herein, State Street reserves the right to modify this proposal. In the event that the subject transaction fails to close for reasons beyond the control of State Street, the party requesting these services agrees to pay State Street's acceptance fees, legal fees and out-of-pocket expenses. This proposal is a confidential document and should not be duplicated and/or distributed.



                                      16.